Exhibit 99.3




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                              AMENDED AND RESTATED


                                CREDIT AGREEMENT

                                   Dated as of

                                 March 25, 2004

                                      among

                            MEMBERWORKS INCORPORATED,

                           THE LENDERS PARTIES HERETO,


                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                    as Agent






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                                TABLE OF CONTENTS


                                                                       PAGE


SCHEDULES


Schedule 1           -     List of Lending Offices
Schedule 4.1         -     List of Leased Premises
Schedule 5.3         -     Foreign Qualifications
Schedule 5.7         -     Material Litigation
Schedule 5.9         -     Liens
Schedule 5.18        -     List of Employment Agreements
Schedule 5.19        -     List of Dividends Paid

EXHIBITS


         A      -     Form of Note
         B-1    -     Form of Notice of Borrowing
         B-2    -     Form of Notice of Continuation or Conversion
         C      -     Form of Security Agreement
         D      -     Form of Subsidiary Guaranty
         E      -     Form of Subsidiary Security Agreement
         F      -     Form of Assignment and Assumption Agreement
         G      -     Master Transaction Agreement


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     AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 25, 2004 among
MEMBERWORKS INCORPORATED, a Delaware corporation (the "Company"), the lenders parties hereto (each a "Lender") and, collectively, the "Lenders"), and LASALLE BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company, Brown Brothers Harriman & Co., as administrative agent, Brown Brothers Harriman & Co. and LaSalle Bank National Association, as co-agents and the lenders party thereto have entered into that certain Credit Agreement dated as of March 31, 2003, as heretofore amended (the "Existing Credit Agreement") pursuant to which such lenders have made a revolving credit facility available to the Company; and

     WHEREAS, the Company has requested that the Existing Credit Agreement be amended to increase the amount of Credit available thereunder, to appoint LaSalle Bank National Association as sole Agent thereunder and to make certain other amendments thereto; and

     WHEREAS, for the sake of convenience and clarity, the parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement in its entirety to give effect to such amendments.

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety to read as follows:

SECTION 1.      DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" shall have the meaning given to such term in Subsection 7.6.

     "Affiliate" shall mean as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of (i) such Person or (ii) any Person described in clause (a) above.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "Applicable Interest Rate" means for any Loan, the Base Rate or Eurodollar Rate for such Loan, plus in each case the Applicable Margin.

     "Applicable Margin" means:

        (a) with respect to Base Rate Loans, the Base Rate Margin from time to time in effect pursuant to the Pricing Schedule;

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        (b) with respect to Eurodollar Rate Loans, the Eurodollar Rate Margin from time to time in effect pursuant to the Pricing Schedule.

     "Assessment Rate" means, at any time, the average of the rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to any Lender for deposit insurance for Dollar time deposits with such Lender as determined by the Lender.

     "Base Rate" shall mean, on any day, the higher of (i) the Prime Rate and
(ii) the Federal Funds Rate for such day plus 0.5% per annum. The interest rate of each Base Rate Loan shall change on the date of any change in the Base Rate.

     "Base Rate Loan" shall mean a Loan which bears interest at the Base Rate, plus the Applicable Margin.

     "Best Benefits Pledge Agreement" shall mean the Best Benefits Pledge Agreement dated March 25, 2004 from Best Benefits, Inc. in favor of the Agent for the benefit of the Lenders and the Company.

     "Borrowing" shall mean a borrowing hereunder consisting of Loans made at the same time by the Lenders to the Company pursuant to Section 2.

     "Business Day" shall mean a day on which commercial banks in Chicago, Illinois are not authorized or required by law or executive order to remain closed except that, with respect to Borrowings, notices, determinations and payments with respect to Eurodollar Rate Loans, such day shall be a "Business Day" only if it is also a day for trading by and between banks in the London interbank Eurodollar market.

     "Capital Expenditures" shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on a consolidated balance sheet of the Company and its Subsidiaries.

     "Capitalized Lease" shall mean, as to any Person, (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of such Person and (b) any other such lease the obligations under which are capitalized on the balance sheet of such Person.

     "Cash Collateralize" means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent and derivatives of such term shall have corresponding meanings.

     "Cash EBITDA" shall mean, for any period, net income (loss) and to the extent deducted (added) in determining such net income (loss), plus (i) interest expense, plus (ii) income tax expense, plus (iii) depreciation, amortization and other non-cash items deducted in arriving at such net income (loss), minus
(plus) (iv) increase (decrease) in membership solicitation and other deferred costs, plus (minus) (v) any negative (positive) cumulative effect of any change in accounting principles, and plus (minus) (vi) the increase (decrease) in deferred membership fees; in each case, calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

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     "Cash Equivalents" means, at any time, (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc.,
(c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000 and (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CERCLA" shall have the meaning given to such term in Subsection 5.15.

     "Closing Date" shall mean March 25, 2004.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any property in which the Collateral Agent, for the benefit of the Agent and the Lenders, has been granted a security interest pursuant to the Security Agreement, the Pledge Agreement, a Subsidiary Security Agreement, Best Benefits Pledge Agreement or Discount Development Pledge Agreement .

     "Collateral Agent" shall mean LaSalle, in its capacity as collateral agent.

     "Commitment" shall mean, as to each Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Commitment" or in an assignment agreement executed and delivered by such Lender pursuant to Subsection 10.6 (as the same may be increased or reduced pursuant to the terms hereof).

     "Commitment Fee Rate" means the commitment fee rate from time to time in effect pursuant to the Pricing Schedule.

     "Commitment Percentage" shall mean, as to each Lender, the percentage determined by dividing such Lender's Commitment by the Total Commitment.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Subsection 2.7 hereof of a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

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     "control" shall mean, with respect to any Person, the power, direct or indirect, to vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Subsection 2.7 hereof of Base Rate Loans into Eurodollar Rate Loans or of Eurodollar Rate Loans into Base Rate Loans.

     "Coverdell" shall mean Coverdell & Company, Inc., a company organized under the laws of Georgia.

     "Default" shall mean any Event of Default or any event which with the giving of notice, the lapse of time, or both, would become an Event of Default.

     "Discount Development Pledge Agreement" shall mean the Discount Development Pledge Agreement dated March 25, 2004 from Discount Development, L.L.C. in favor of the Agent for the benefit of the Lenders and the Company.

     "Dollars" and "$" shall mean lawful currency of the United States of America.

     "Eligible Securities" shall mean (a) direct obligations of the U.S. Treasury including Treasury bills, notes, and bonds having a maturity of three years or less; (b) Federal Agency Securities having a maturity of three years or less; (c) Repurchase and Reverse Repurchase Agreements collateralized by U.S. Treasury and Federal Agency Securities having a maturity of one month or less;
(d) U.S. Dollar-denominated Certificates of Deposit, Time Deposits, and Banker's Acceptances having a maturity of one year or less (three months or less in the case of Time Deposits and six months or less in the case of Bankers Acceptances) and issued by U.S. or foreign banks having a short term debt rating of A1/P1 or higher and an investment grade long-term debt rating, or a rating of A from Thomson BankWatch; (e) U.S. Dollar-denominated corporate obligations including commercial paper, corporate bonds, medium notes and euronotes, and asset-backed securities having a maturity of three years or less (nine months or less in the case of commercial paper) and issued by U.S. or foreign entities having a short term debt rating of A1/P1 or higher and an investment grade long-term debt rating; and (f) money market funds which maintain a constant net asset value and provide daily liquidity.

     "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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     "ERISA Group" shall mean the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 4001 of ERISA or Section 414(b), (c), (m), (n) or (o) of the Code.

     "Eurodollar Rate" shall mean, for any Interest Period applicable to a Eurodollar Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period which appears on the Bloomberg system as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such Interest Period; provided however, if the rate described above does not appear on the Bloomberg system on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) which appears on the Telerate page 3750, British Bankers Association Interest Settlement Rates as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such Interest Period; provided further however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Banking Days prior to the beginning of such Interest Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city

     If the Bloomberg, Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by the Agent. The principal London office of no fewer than two major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate pursuant to a Eurodollar Rate Loan cannot be determined and in such event the Eurodollar Rate shall be the Base Rate pursuant to the terms and conditions of a Base Rate Loan.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Requirement with respect to Eurodollar Rate deposits, then for any period during which such Reserve Requirement shall apply, the Eurodollar Rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Requirement.

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     "Eurodollar Rate Loan" means a Loan which bears interest at the Eurodollar
Rate, plus the Applicable Margin.

     "Event of Default" shall mean any of the events specified in Subsection
8.1.

     "Excluded Subsidiaries" shall mean all Subsidiaries of the Company which
(i) are not organized under the laws of any state in the United States or the District of Columbia and (ii) (a) do not contribute 5% or more of the Revenues of the Company and its Subsidiaries on a consolidated basis or (b) the tangible assets of any Subsidiary can not equal more than 5% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year.

     "Existing Letters of Credit" shall mean those letters of credit issued and outstanding under the Existing Credit Agreement.

     "Federal Funds Rate" shall mean, for any day or any other period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Maturity Date" shall mean March 25, 2005, as the same may be extended pursuant to Section 2.8 hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time and used in the preparation of the Company's annual 10-K filing with the Securities and Exchange Commission.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

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     "Hedging Agreement" shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "Hedging Obligation" shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

     "Indebtedness" shall mean, for any Person (without duplication), (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (including, without limitation, obligations evidenced by bonds, debentures, notes or other similar instruments but excluding accounts payable in the ordinary course of business, deferred revenue and accrued expenses) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services other than multi-year marketing plans in the ordinary course of business (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap or other financial hedging arrangement, (v) all obligations of such Person under any Capitalized Lease,
(vi) all indebtedness or other obligations of any other Person (other than a wholly owned Subsidiary) of the type specified in clause (i), (ii), (iii), (iv) or (v) above, the payment or collection of which such Person has Guaranteed and
(vii) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

     "Interest Period" means for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the numerically corresponding day of the last month of the period selected by the Company pursuant to the following provisions: the duration of each Eurodollar Rate Loan Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Company may select, upon notice received by the Agent not later than 11:00 a.m. (Chicago time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

                (i) all Eurodollar Rate Loans comprising part of the same Borrowing shall be of the same duration;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

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              (iii) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the applicable subsequent calendar month) shall end on the last Business Day of the applicable subsequent month; and

               (iv) no Interest Period for any Loan shall extend beyond the Final Maturity Date.

     "Investment Property" shall mean "investment property", as such term is defined in the UCC.

     "Issuing Lender" shall mean LaSalle, in its capacity as a Lender hereunder.

     "LaSalle" shall mean LaSalle Bank National Association, a national banking association.

     "Lavalife Acquisition" shall mean the acquisition by the Company of certain assets of Lavalife Inc., an Ontario, Canada corporation, and certain outstanding capital stock of Lavalife Inc. pursuant to the Master Transaction Agreement dated March 3, 2004 by and among Lavalife, Inc., CMS/Mid-Atlantic Business Opportunity Partners, L.P., ECP-IMG Limited Partnership, ECP-IMG GP Inc., Canadian Imperial Bank of Commerce, The VenGrowth Investment Fund Inc., MWI Nominee Company Ltd., 1389122 Ontario Inc., Octennial Corporation, Tritrust, Xonkor Holding Limited, Machkor Holding Limited, Mulkor Holding Ltd., Hexta Corporation Ltd., Septus Corporation Limited, Ron Duke, Paul Gallucci, Bruce Croxon and the Company, attached as Exhibit G.

     "L/C Fee Rate" shall mean the L/C Fee Rate from time to time in effect pursuant to the Pricing Schedule.

     "Lending Office" shall mean, with respect to each Lender the office specified opposite such Lender's name on Schedule I or such other office as such Lender may designate in writing from time to time to the Company and the Agent.

     "Letters of Credit" shall mean irrevocable standby letters of credit for the account of the Company, issued by the Issuing Lender pursuant to Section 2.1(b) and the Existing Letters of Credit.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan" shall mean a loan by a Lender pursuant to Subsection 2.1(a). Each Loan shall be a Base Rate Loan or a Eurodollar Rate Loan.

     "Majority Banks" shall mean greater than 50% of the number of Lenders.

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     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Note" shall mean a promissory note of the Company payable to the order of a Lender, evidencing the Loans made by such Lender as provided for herein, substantially in the form of Exhibit A, and any promissory note or notes of the Company issued in substitution thereof.

     "Notice of Borrowing" shall mean an irrevocable notice from the Company to the Agent, substantially in the form of Exhibit B-1, pursuant to which the Company requests a Borrowing.

     "Notice of Continuation or Conversion" means the certificate, in the form of Exhibit B-2, to be delivered by the Company to the Agent pursuant to Subsection 2.7.

     "Obligations" shall mean (a) any and all of the debts, obligations and liabilities of the Company or any Subsidiary to the Lenders or the Agent provided for or arising under this Agreement or the Related Documents to which the Company is a party (including, without limitation, the obligation to repay all Loans and to pay interest thereon or fees related thereto, the obligation to reimburse the Lenders for the amount of any draft presented under any Letter of Credit and paid by the Issuing Lender and to pay interest thereon or fees related thereto, (b) all Hedging Obligations of the Company or any Subsidiary to any Lender or any Affiliate of a Lender and (c) the obligation to pay all costs of collection, including the fees and disbursements of counsel), in each case, whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     "Operating Lease" shall mean any lease of real or personal property other than a Capitalized Lease.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

     "Percentage of Total Commitment" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment to make Loans to the Company.

     "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean any employee benefit plan which is covered by Title IV of ERISA or is subject to the funding requirements under Section 412 of the Code (or the corresponding provisions of ERISA) and in respect of which the Company or any member of the ERISA Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement dated March 25, 2004 from the Company in favor of the Agent for the benefit of the Lenders.

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     "Prime Rate" shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Quarterly Payment Dates" shall mean the first day of each April, July, October and January of each year, commencing July 1, 2003.

     "RCRA" shall have the meaning given to such term in Subsection 5.15.

     "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations which designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Loan)) or the adoption or making after such date of any orders, rulings, interpretations, directives, guidelines or requests applying to a class of banks including the Lenders, of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Related Documents" shall mean each Note, the Security Agreement, each Subsidiary Guaranty, each Subsidiary Security Agreement, Best Benefits Pledge Agreement, Discount Development Pledge Agreement and the Pledge Agreement.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

     "Required Lenders" shall mean Lenders holding sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated, Banks holding sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Loans outstanding.

     "Reserve" means, initially, $0 and at all times from and after the issuance of any of the Senior Unsecured Notes, an amount equal to the interest and fees due and payable on the outstanding Senior Unsecured Notes for the following twelve (12) month period, each such determination of the Reserve to be made by the Agent upon the issuance of the Senior Unsecured Notes and thereafter monthly on the first day of each month thereafter. Each calculation of the Reserve by the Agent hereunder shall be conclusive and binding on the parties hereto absent manifest error.

     "Reserve Requirement" means for any Eurodollar Rate Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in Boston, Massachusetts with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities which includes deposits by references to which the Eurodollar Rate for Eurodollar Rate Loans is to be determined as provided in the definition of "Eurodollar Rate" in this
Article 1, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.

     "Security Agreement" shall mean the Security Agreement dated March 31, 2003 between the Company and the Collateral Agent, as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Senior Unsecured Notes" shall mean unsecured notes of the Company with a maturity of no earlier than three (3) years from the Closing Date and containing terms and issued pursuant to agreements reasonably satisfactory to the Agent.

     "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Subsidiary" shall mean as to any Person, a corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Subsidiary Guaranty" shall mean the Guaranty dated March 31, 2003 as amended by the Joinder and Amendment to Guaranty dated March 25, 2004 executed by each Subsidiary of the Company, except the Excluded Subsidiaries, guaranteeing payment of the Obligations as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary Security Agreement" shall mean the Subsidiary Security Agreement dated March 31, 2003 as amended by the Joinder and Amendment to Subsidiary Security Agreement dated March 25, 2004 among the Subsidiaries of the Company and the Collateral Agent securing each such Subsidiary's obligations under a Subsidiary Guaranty, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Test Period" shall mean, at any date, the period consisting of the most-recent four consecutive fiscal quarters of the Company ending on or prior to such date.

     "Total Commitment" shall mean $45,000,000, as the same may be increased or decreased pursuant to the terms hereof.

     "Total Debt" shall mean, at any date, all Indebtedness of the Company and its Subsidiaries computed on a consolidated basis in accordance with GAAP.

     "Total Net Debt" shall mean, at any date, Total Debt minus the sum of cash on hand plus Cash Equivalents of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

     "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time.

     "Unused Availability" shall mean, as of any date the same is determined, the difference between (a) the Total Commitment minus the Reserve less (b) the outstanding amount of Loans and Letters of Credit.

        1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto or thereto.

             (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

             (b) Defined terms in this Agreement shall include in the singular number, the plural and in the plural number, the singular. The correlative of any term defined in this Agreement shall, unless the context otherwise requires, have the same meaning as such defined term.

             (c) Unless the context otherwise requires, any pronoun shall include the corresponding masculine, feminine and neuter forms.

             (d) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to amended, restated, supplemented or otherwise modified.

        1.3 Accounting Principles. (a) As used herein and in the Related Documents and in any other certificate or document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in Subsection 1.1 shall have the respective meanings given to them under GAAP.

             (a) Unless (i) otherwise required under applicable accounting rules, (ii) required in the case of a filing of a registration statement with the Securities and Exchange Commission in connection with an initial public offering of securities by the Company or (iii) the Company and its firm of independent accountants of nationally recognized standing acceptable to the Lenders deem a change to be appropriate, the Company shall not make any change in the accounting treatment utilized by the Company under GAAP without the consent of the Lenders; provided, that if any of clause (i), (ii) or (iii) is applicable, the Company will notify the Lenders prior thereto and advise the Lenders of the effect, if any, such change will have on the presentation of the Company's financial statements and the financial computations required hereunder.

SECTION 2.      CREDIT FACILITY

        2.1 Loans and Letters of Credit. (a) Each Lender severally agrees, on the terms and subject to the conditions of this Agreement, from time to time during the period from the Closing Date to but not including the Final Maturity Date, to make Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of its Commitment; provided that (i) to the extent any Letters of Credit have been issued by the Issuing Lender or constitute Existing Letters of Credit and remain outstanding, the Commitment of each Lender shall be reduced by such Lender's Commitment Percentage of the aggregate principal amount of such outstanding Letters of Credit, (ii) the Commitment of each Lender shall be reduced by such Lender's Commitment Percentage of the Reserve and (iii) the sum of all outstanding Loans and Letters of Credit immediately after the making of each Loan shall not exceed the difference between Total Commitment less the Reserve. Within such limit, the Company may borrow, prepay, repay and reborrow pursuant to this Subsection 2.1(a).

             (b) The Issuing Lender agrees, upon the request of the Company and on such terms and conditions as the Lenders, the Agent and the Company may from time to time agree, during the period from the Closing Date to the date which is prior to the Final Maturity Date (or such later date as may be consented to by the Required Lenders (such consent not to be unreasonably withheld)), to issue Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the difference between Total Commitment less the Reserve, provided that (i) no Letter of Credit shall be issued if immediately following such issuance, with respect to any Lender, such Lender's Commitment Percentage of the aggregate principal balance of all outstanding Letters of Credit, when added to the aggregate principal balance of all outstanding Loans made by such Lender, exceeds the difference between such Lender's Commitment less such Lender's Commitment Percentage of the Reserve and
(ii) the sum of all outstanding Loans and Letters of Credit immediately after the issuance of each Letter of Credit shall not exceed the difference between the Total Commitment less the Reserve and (iii) the outstanding amount of all Letters of Credit shall not exceed $15,000,000.

             (c) If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company and the other Lenders of the date and amount thereof. The Company agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Company in writing of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs and expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its Lending Office specified herein and in Dollars and in immediately available funds. Each drawing under any Letter of Credit shall constitute a request by the Company to the Agent for the borrowing of Loans in the amount of such drawing and any reimbursement made by a Lender pursuant to Subsection 2.1(e) shall constitute a Loan pursuant to Section 2.1(a) subject to the repayment obligations set forth in this subsection 2.1(c). Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date of the draw on the Letter of Credit until payment in full at a rate equal to the sum of the Base Rate plus 2% per annum, such rate to change as and when the Base Rate changes. The Company agrees that its reimbursement obligations hereunder (collectively, the "Reimbursement Obligations") shall be payable irrespective of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against the Issuing Lender, any other Lender, or any other Person, under all circumstances.

             (d) (1) As among the Company, the Issuing Lender and the other Lenders, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender, the Agent and the other Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (vii) any consequences arising from causes beyond the control of the Issuing Lender and to the extent not avoidable by the Issuing Lender by the observance of reasonable commercial standards prevailing in the geographic area where such Issuing Lender is located; (viii) the existence of any claim, setoff, defense or other right which the Company or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender, any other Lender, or any other Person, whether in connection with this Agreement, any of the Related Documents, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any Subsidiary and the beneficiary named in any Letter of Credit); (ix) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (x) the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or the Related Documents. Notwithstanding the foregoing, nothing contained herein shall be deemed to relieve the Issuing Lender from responsibility for any of the foregoing consequences to the extent arising from the Issuing Lender's willful or intentional breach of the terms hereof or its gross negligence.

                   (2) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, the Agent or any other Lender under or in connection with any Letter of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuing Lender, the Agent or such other Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to the Issuing Lender, the Agent or any other Lender.

             (e) Each Lender (other than the Issuing Lender) unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's Lending Office as specified herein an amount equal to such Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not reimbursed. In furtherance of the foregoing, the Issuing Lender irrevocably agrees to grant and hereby grants to each other Lender, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each Lender (other than the Issuing Lender) irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, for such Lender's own account and risk, an undivided interest equal to such Lender's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender hereunder.

             (f) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any other Lender its share of such payment in accordance with Subsection 2.1(e), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Issuing Lender will distribute to such other Lender at such other Lender's Lending Office as provided herein its share thereof (provided, the amount of interest the Issuing Lender is to share with any other Lender from any interest received by the Issuing Lender shall be calculated from the date the Issuing Lender actually received from such other Lender its share of any payment); provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such other Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

        2.2 Manner of Borrowing. The Company shall give the Agent a duly completed Notice of Borrowing not later than 11:00 a.m., Chicago time, on the date of Borrowing of any Base Rate Loan and at least three Business Days prior to the date of Borrowing of any Eurodollar Rate Loan. Each such Notice of Borrowing shall be irrevocable and shall specify: (i) the amount of such Borrowing, which in the case of a Base Rate Loan shall be in the principal amount of not less than $100,000 or any greater amount which is an integral multiple thereof and in the case of a Eurodollar Rate Loan shall be in the principal amount of not less than $250,000 or any greater amount which is an integral multiple thereof; (ii) the date of such Borrowing, which shall be a Business Day; and (iii) whether the Loan comprising such Borrowing is to be a Base Rate Loan or a Eurodollar Rate Loan; and if a Eurodollar Rate Loan, the initial Interest Period with respect to such Borrowing. Each Borrowing shall be made ratably from the Lenders in proportion to each Lender's Percentage of the Total Commitment. Upon receipt by the Agent of a Notice of Borrowing as aforesaid, the Agent shall promptly advise each Lender of the details thereof. There shall be no more than three Interest Periods relating to Eurodollar Rate Loans.

        2.3 Disbursement of Loans. Upon notification from the Agent that a Borrowing has been requested by the Company pursuant to Subsection 2.2, each Lender shall make the Loans to be made by it available by transferring the amount thereof in Dollars to the Agent not later than 12:00 noon, Chicago time, on the relevant borrowing date. The Agent shall make the amounts received from the Lenders immediately available to the Company by crediting the amount thereof on the date of borrowing to the Company's account with the Agent.

        2.4 Notes. The Loans made by each Lender shall be evidenced by a Note. Each Lender will note on its internal records the date and amount of each Loan made by such Lender, the date and amount of each repayment of principal thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby and the aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on such Note. Failure to so record or any error in so recording any such information shall not alter the obligations of the Company under this Agreement or such Note.

        2.5 Repayment of Principal; Voluntary Prepayments; Reduction; Termination or Suspension of Total Commitment.

             (a) Mandatory Payments. The Company shall repay to the Agent for the account of the Lenders the outstanding principal amount of each Lender's Loans on the Final Maturity Date. In addition, if at any time the aggregate outstanding principal amount of all Loans and Letters of Credit exceeds the difference between Total Commitment less the Reserve, then the Company shall immediately prepay to the Agent for the account of the Lenders the Loans and/or Cash Collateralize the Letters of Credit or do a combination of the foregoing, in an amount equal to such excess, together with accrued interest thereon.

             (b) Voluntary Prepayments. Anything herein to the contrary notwithstanding, the Company may at any time and from time to time prepay the then outstanding Base Rate Loans comprising any Borrowing, in whole or in part, without premium or penalty, upon not less than one (1) Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment and, if more than one such Borrowing is outstanding, which Borrowing is to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. Any notice of prepayment given by the Company shall obligate the Company to make the prepayment specified in such notice on the date specified therein. Accrued interest on any amount prepaid in accordance with the terms hereof shall, in accordance with Subsection 2.6, be payable on the date such prepayment is required to be made as provided herein. Any partial prepayment of a Borrowing comprised of Base Rate Loans shall be in an aggregate principal amount of $100,000 or whole multiples of $100,000 in excess thereof, and shall not result in the remaining amount of such Borrowing being less than $100,000.

             (c) Anything herein to the contrary notwithstanding, the Company may at any time and from time to time prepay the then outstanding Eurodollar Rate Loans comprising any Borrowing, in whole or in part, without premium or penalty, upon not less than three (3) Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and, if more than one such Borrowing is outstanding, which Borrowing is to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. Any notice of prepayment given by the Company shall obligate the Company to make the prepayment specified in such notice on the date specified therein. Accrued interest on any amount prepaid in accordance with the terms hereof shall, in accordance with Subsection 2.6, be payable on the date such prepayment is required to be made as provided herein. If such prepayment occurs on a date that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Company shall pay any amounts as shall be sufficient (in the reasonable opinion of each Lender) to compensate such Lender for any reasonable losses, costs or expenses (excluding any losses of anticipated profit), as certified by such Lender (such certification setting forth the basis for such compensation), which such Lender may reasonably incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Rate Loan and any administrative costs, expenses or charges of the Lender as a result thereof. Any partial prepayment of a Borrowing comprised of a Eurodollar Rate Loan shall be in an aggregate principal amount of $250,000 or whole multiples of $250,000 in excess thereof, and shall not result in the remaining amount of such Borrowing being less than $250,000.

         Without limiting the effect of the preceding paragraph, compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so prepaid for the period from the date of such prepayment to the last day of the then current Interest Period for such Eurodollar Rate Loan at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Lender), if the Lender has match-funded such Eurodollar Rate Loan, or the Lender's cost of funds, if the Lender has not match-funded. Such Lender will furnish to the Company a certificate setting forth the basis and amount of each request by the Lender for compensation under this Subsection 2.5(c).

             (d) Voluntary Reduction or Termination of Total Commitment. The Company may from time to time on at least three (3) Business Days' written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the Total Commitment to an amount not less than the sum of the outstanding Loans and Letters of Credit plus the Reserve. Any such reduction shall be in an amount not less than $1,000,000 or higher integral multiple thereof.

             (e) All Reductions of Total Commitment. All reductions of the Total Commitment shall reduce the Commitments of the Lenders pro rata in accordance with their respective Percentages of Total Commitment.

             (f) Termination in Full. Concurrently with any reduction of the Total Commitment to zero, the Company shall pay all accrued interest, fees and other amounts payable hereunder and Cash Collateralize all outstanding Letters of Credit.

        2.6  Payment of Interest.

             (a) The Company shall pay interest on the unpaid principal amount of each Base Rate Loan from and including the date of such Base Rate Loan to but not including the date on which such Loan is paid in full at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin. Such interest shall be due and payable on each Quarterly Payment Date.

             (b) The Company shall pay interest on the unpaid principal amount of each Eurodollar Rate Loan from and including the date of such Loan to but not including the date on which such Loan is paid in full at a rate per annum equal to the Eurodollar Rate in effect for the relevant Interest Period plus the Applicable Margin. Such interest shall be due and payable on the last day of the Interest Period applicable thereto and in the case of a Eurodollar Rate Loan with a six month Interest Period, on the three-month anniversary of the first day of such Interest Period.

             (c) Notwithstanding the foregoing subparagraphs (a) and (b), if the Company shall fail to pay any installment of principal of or interest on any Loan when due, or if any other Event of Default shall occur, then the Company shall pay interest as provided in Subsection 8.4.

        2.7 Conversion or Continuation of Loans. The Company shall have the right to Convert Loans of one type into Loans of another type or to Continue Eurodollar Rate Loans, at any time or from time to time, provided that: (a) the Company shall give the Agent a Notice of Continuation or Conversion in the form of Exhibit B-2, as applicable, prior to 10:00 a.m. (Chicago time) on the date at least (i) three (3) Business Days prior to the last day of the Interest Period of any Loan to be Converted into or Continued as a Eurodollar Rate Loan and (ii) one (1) Business Day prior to the last day of the Interest Period of any Loan to be Converted into a Base Rate Loan; (b) Eurodollar Rate Loans may be Converted or Continued only on the last day of an Interest Period for such Loans; (c) each Conversion or Continuation of a Eurodollar Rate Loan shall be in an amount at least equal to $250,000 or in any greater amount which is an integral multiple thereof; (d) no Event of Default shall have occurred and be continuing at the time of any Conversion or Continuation of any such Loan into a subsequent Interest Period; (e) accrued interest on the Loan (or portion thereof) being Converted or Continued shall be paid by the Company at the time of Continuation or Conversion; and (f) each request for a Continuation as or Conversion to a Eurodollar Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

         Notwithstanding anything to the contrary herein contained, if, upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, the Company shall fail to give a Notice of Continuation or Conversion as set forth in this Subsection 2.7, the Company shall be deemed to have given a Notice of Continuation of such Eurodollar Rate Loan in principal amount equal to the outstanding principal amount of such Eurodollar Rate Loan and having an Interest Period of one (1) month.

        2.8  Extension of Final Maturity Date.

             (a) Not earlier than 105 days prior to, nor later than 90 days prior to, the Final Maturity Date then in effect, the Company may, upon notice to the Agent (which shall promptly notify the Lenders), request a 364-day extension of the Final Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Agent whether or not it objects to such extension (which objection may be given or withheld in such Lender's sole and absolute discretion). Any Lender not responding within the above time period shall be deemed to have consented to such extension. The Agent shall promptly notify the Company and the Lenders of the Lenders' responses.

             (b) The Final Maturity Date shall be extended unless all Lenders have objected thereto. If so extended, the Maturity Date shall be extended to a date 364 days from the Final Maturity Date then in effect, effective as of the Final Maturity Date then in effect. The Agent and the Company shall promptly confirm to the Lenders such extension and the extended Final Maturity Date.

             (c) Anything to the contrary contained herein notwithstanding, there shall be no more than two (2) extensions of the Final Maturity Date pursuant to this Section 2.8.

        2.9 Computation of Interest and Fees. All interest and fees shall be calculated on the basis of a 360-day year and paid for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change is announced. In computing the amount of interest or fees payable in respect of any period, the first day of such period shall be included and the last day of such period shall be excluded. All computations of interest and like payments hereunder on the Loans shall, in the absence of clearly demonstrable error, be considered correct and binding on the Company and each Lender, unless within thirty (30) Business Days after receipt of any notice by the Agent of such outstanding amount, the Company or any Lender notifies the Agent to the contrary.

        2.10 Capital Adequacy.

             (a) In the event that any Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, regulation or guideline regarding capital adequacy, capital maintenance or similar requirement or any change in the interpretation or application thereof or compliance by any Lender or any corporation controlling any Lender with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such Lender's controlling corporation's capital as a consequence of its obligations hereunder or its Loans to a level below that which such Lender or such Lender's controlling corporation could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's or such Lender's controlling corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender to the Company (with a copy to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

             (b) Any such Lender will promptly notify the Company and the Agent upon becoming aware of any event which will cause it to demand payment of any additional amount pursuant to paragraph (a) above and shall furnish to the Company a certificate containing a determination made in good faith of such additional amount and the justification therefor and showing in reasonable detail the computation thereof. Determinations and allocations by any Lender of any additional amounts payable by the Company pursuant to paragraph (a) of this Subsection 2.10 shall be conclusive absent manifest error.

             (c) If any additional amount becomes or will in the future become payable for the account of any Lender under paragraph (a) of this Subsection 2.10, then such Lender will (if so requested by the Company, but without prejudice to the provisions of this Subsection 2.10 ) consult with the Company and the Agent with a view to agreeing upon a mutually acceptable alternative arrangement (including the transfer of such Lender's Lending Office to another jurisdiction, if, in its sole discretion, such transfer is not in any way disadvantageous to it or contrary to its policies) which will avoid or minimize the payment of such additional amount in the future and which is not prejudicial to it.

             (d) The agreements contained in this Subsection 2.10 shall survive for a period of one year following repayment of the Obligations.

         2.11  Increased Costs.

              (a) If after the date hereof, due to either (i) the introduction of or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request, or (ii) the compliance with any order, ruling, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Company shall be liable for, and shall from time to time, within thirty (30) days following a demand by the Lender, pay to the Agent for the account of the Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow the Lender or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate substantiating the amount of such increased cost, submitted to the Company by the Lender, shall be conclusive, absent demonstrable error.

              (b) Any such Lender will promptly notify the Company and the Agent upon becoming aware of any event which will cause it to demand payment of any additional amount pursuant to paragraph (a) above and shall furnish to the Company a certificate containing a determination made in good faith of such additional amount and the justification therefor and showing in reasonable detail the computation thereof. Determinations and allocations by any Lender of any additional amounts payable by the Company pursuant to paragraph (a) of this Subsection 2.11 shall be conclusive absent manifest error.

              (c) If any additional amount becomes or will in the future become payable for the account of any Lender under paragraph (a) of this Subsection 2.11, then such Lender will (if so requested by the Company, but without prejudice to the provisions of this Subsection 2.11) consult with the Company and the Agent with a view to agreeing upon a mutually acceptable alternative arrangement (including the transfer of such Lender's Lending Office to another jurisdiction, if, in its sole discretion, such transfer is not in any way disadvantageous to it or contrary to its policies) which will avoid or minimize the payment of such additional amount in the future and which is not prejudicial to it.

              (d) The agreements contained in this Subsection 2.11 shall survive for a period of one year following repayment of the Obligations.

        2.12 Illegality. Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of, or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof by such Lender to the Company, (i) the obligation of the Lender to make Eurodollar Rate Loans shall terminate (and the Lender shall make all of its Loans as Base Rate Loans notwithstanding any election by the Company to have the Lender make Eurodollar Rate Loans) and (ii) if legally permissible, at the end of the current Interest Period for such Eurodollar Rate Loans, otherwise five Business Days after such notice and demand, all Eurodollar Rate Loans of the Lender then outstanding will automatically convert into Base Rate Loans; provided, however, that before making any such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow the Lender or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate describing such introduction or change in or in the interpretation or enforcement of such law, regulation, order, ruling, directive, guideline or request, submitted to the Company by such Lender, shall be conclusive evidence of such introduction, change, interpretation or enforcement, absent demonstrable error. The Lender and the Company agree to negotiate in good faith in order to agree upon a mutually acceptable mechanism to provide that Eurodollar Rate Loans made by the Lender as to which the foregoing conditions occur shall convert into Base Rate Loans.

        2.13  Increase in Total Commitment.

              (a) Provided there exists no Default, upon notice to the Agent (which shall promptly notify the Lenders), the Company may from time to time, with the consent of all of the Lenders, request an increase in the Total Commitment by an amount not exceeding $30,000,000. At the time of sending such notice, the Company (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Agent within such time period whether or not it agrees to the increase in the Total Commitment and if it is willing to increase its Commitment. Any Lender not responding within such time period shall be deemed to have declined the Company's request. The Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. In the event all of the Lenders have agreed to the requested increase in the Total Commitment but one or more Lenders have declined to increase their own Commitment, to achieve the full amount of a requested increase, the Company may also invite additional banks or financial institutions satisfactory to the Agent and the Lenders to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

              (b) If the Aggregate Commitments are increased in accordance with this Section, the Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase, in accordance with Lender's notice given pursuant to Subsection 2.13(a). The Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Agent a certificate of the Company dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a responsible officer of the Company (i) certifying and attaching the resolutions adopted by the Company approving or consenting to such increase, and
(ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5 hereof and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsection (a) of Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, and (B) no Default exists. The Company shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.5(c)) to the extent necessary to keep the outstanding Loans ratable with any revised pro rata shares arising from any nonratable increase in the Commitments under this Section.

SECTION 3.      FEES; PAYMENTS

        3.1   Fees.

              (a) Closing Fee. The Company shall pay to the Agent, for the pro rata account of the Lenders, on the Closing Date a nonrefundable closing fee equal to $168,750.

              (b) Agent Fee. The Company shall pay to the Agent, for its own account, an annual nonrefundable fee equal to $20,000 per annum. Such fee shall be due and payable on or prior to the Closing Date and on or before each anniversary thereof until the Final Maturity Date.

              (c) Commitment Fee. The Company shall pay to the Agent, for the account of each Lender, a commitment fee computed at the Commitment Fee Rate from time to time in effect on the average daily unused portion of each Lender's Commitment. Such fee shall be payable quarterly in arrears on the Quarterly Payment Date.

              (d) Letter of Credit Fees. In connection with the Letters of Credit, the Company shall pay (i) a nonrefundable issuing fee to the Issuing Lender for each Letter of Credit in an amount equal to $200, (ii) to the Agent, for the pro rata account of each Lender, a per annum Letter of Credit fee equal to the LC Fee Rate in effect from time to time of the average daily undrawn amount of Letters of Credit, such Letter of Credit fee to be payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such later date on which all outstanding Letters of Credit are terminated) plus
(iii) to the Issuing Lender, such costs, fees and expenses as Issuing Bank customarily charges in connection with the issuance, negotiation, processing and/or administration of letters of credit.

              (e) Arrangement Fee. The Company shall pay to the Agent for its own account a nonrefundable closing arrangement fee equal to $100,000. In addition, for each new Lender who becomes a party hereto, the Company shall pay to the Agent for its own account a nonrefundable subsequent arrangement fee equal to $25,000, each such subsequent fee to be payable on or prior to the date such new Lender becomes a party hereto. For purposes hereof, a "new Lender" shall mean any lending institution other than LaSalle, Brown Brothers Harriman & Co., Commerce Bank (Cherry Hill, NJ), Lehman Brothers Inc., UBS and Webster Bank.

              (f) Termination Fee. The Company shall pay a termination fee to the Agent for the pro rata account of each Lender, if the Company should cancel the facility within one year. The amount of the fee will be calculated as: 50 bps divided by 360, multiplied by the total commitment, multiplied by the number of days from the termination date to one year from the closing date.

        3.2 Pro Rata Treatment and Payments. Each Borrowing by the Company from the Lenders and each payment by the Company on account of any fee (other than fees for the account of the Agent) shall be made pro rata according to each Lender's Commitment Percentage, except as otherwise expressly provided herein. Each payment by the Company on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders (except for fees for the account of the Agent), at the Agent's office designated for such purpose, in Dollars and in immediately available funds not later than 12:00 noon, Chicago time, on the date on which such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders in like funds on the day of receipt or deemed receipt of such payments. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        3.3   Taxes.

              (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or in which it has its principal office or its Lending Office or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes") . If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder or under the Notes at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of each Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify and hold harmless the Agent and the Lenders against, and reimburse the Agent and the Lenders upon demand for, any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

              (b) Each Lender will promptly notify the Company and the Agent upon becoming aware of any event which will cause the Company to pay any additional amount pursuant to paragraph (a) above.

      3.4 Assumed Payments. Unless the Agent shall have been notified by a Lender or the Company prior to the date on which such Lender or the Company is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to) , make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Company (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available. In addition, the party that failed to make the Required Payment shall, on demand, pay interest to the Agent for its own account in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate equal to the sum of the Base Rate plus 2% per annum; provided, however, that if the party that failed to make the Required Payment is a Lender, such interest shall accrue at the Federal Funds Rate for the first three Business Days such amount is unpaid and thereafter at the Base Rate plus 2% per annum.

SECTION 4.      CONDITIONS PRECEDENT

        4.1 Conditions to Effectiveness. This Agreement shall be effective upon the satisfaction of each of the following conditions precedent:

              (a) This Agreement. The Agent shall have received, with copies for each Lender, a counterpart hereof duly executed by the Company;

              (b) Notes. The Agent shall have received duly executed Notes payable to each Lender;

              (c) Related Documents. The Agent shall have received, with copies for each Lender, an amendment to the Security Agreement duly executed by the Company, the Pledge Agreement duly executed by the Company, an amendment duly executed by Coverdell to the Subsidiary Guaranty and Subsidiary Security Agreement heretofore executed by Coverdell and a Subsidiary Guaranty and a Subsidiary Security Agreement duly executed by each other Subsidiary of the Company and Best Benefits Pledge Agreement duly executed by Best Benefits, Inc., and Discount Development Pledge Agreement duly executed by Discount Development, L.L.C.;

              (d) Legal Opinion of Counsel to the Company. The Agent shall have received, with copies for each Lender, an executed legal opinion dated the Closing Date and addressed to the Agent and the Lenders, of Diserio Martin O'Connor & Castiglioni LLP, counsel to the Company and the Subsidiaries, in a form reasonably satisfactory to the Agent, the Lenders and each of their special counsel;

              (e) Corporate Proceedings. The Agent shall have received, with a copy for each Lender, a copy of resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Company and each Subsidiary authorizing the execution, delivery and performance by it of this Agreement, the Notes and the Related Documents (as applicable) certified by the Secretary or an Assistant Secretary of the Company or such Subsidiary, which certificate shall state that the resolutions thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the Closing Date;

              (f) Good Standing Certificates. The Agent shall have received, with a copy for each Lender, a certificate of recent date from the Secretary of State, or other appropriate authority, evidencing the good standing of the Company and each Subsidiary in its jurisdiction of incorporation and, if different, its principal place of business;

              (g) Tax Good Standing. The Agent shall have received, with a copy for each Lender, a certificate of recent date or similar instrument from the appropriate tax authority in its jurisdiction of incorporation and, if different, its principal place of business, as to the payment by the Company of all taxes owed;

              (h) Corporate Documents. The Agent shall have received, with a copy for each Lender, a copy of (i) the charter of the Company and each Subsidiary and all amendments thereto, certified as of a recent date by the Secretary of State, or other appropriate authority, of the jurisdiction of its incorporation, and (ii) the by-laws of the Company and each Subsidiary, certified as of the Closing Date by its Secretary or an Assistant Secretary;

              (i) Incumbency Certificate. The Agent shall have received, with an executed counterpart for each Lender, a certificate dated the Closing Date of the Secretary or an Assistant Secretary of the Company and each Subsidiary certifying as to the incumbency and signatures of its officers executing this Agreement, the Notes and the Related Documents (as applicable) and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

              (j) Officer's Certificate. The Agent shall have received, with a copy for each Lender, a certificate dated the Closing Date from an appropriate officer of the Company certifying that (i) the representations and warranties contained in Section 5 and in the Related Documents are accurate and complete and (ii) no Default has occurred and is continuing or will occur as a result of the initial Loans;

              (k) Fees and Expenses. The Agent shall have received all compensation and other amounts payable to it, including, without limitation, all amounts payable under Subsections 3.1(a), 3.1(b), 3.1(e) and 10.5(a), on or prior to the date of the initial Loan;

              (l) Collateral. The Collateral Agent shall have received (i) evidence that all filings and other action necessary to perfect the Collateral Agent's security interest in the Collateral or any other filings or recordings necessary, on behalf of the Agent and the Lenders, have been made and the Lien perfected by any such filings has priority over any other Liens except as otherwise provided herein, (ii) to the extent Collateral is maintained on any of the leased premises listed on Schedule 4.1, an agreement from the landlord of the premises confirming that such landlord has subordinated its landlord lien in the Company's personal property to the security interest of the Collateral Agent, for the benefit of the Agent and the Lenders, and that such landlord will provide the Collateral Agent with reasonable access to such facility to exercise, to the extent permitted by law, the Collateral Agent's remedies and
(iii) original certificates representing all collateral pledged pursuant to the Pledge Agreement, Best Benefits Pledge Agreement and Discount Development Pledge Agreement together with an undated stock power for each such certificate duly executed in blank by the Company, Best Benefits, Inc. or Discount Development, L.L.C., respectively.

              (m) Supporting Documents. The Agent shall have received, with copies for each Lender, such other documents, certificates, opinions or financial or other information as the Agent or any of the Lenders may reasonably request; and

              (n) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Related Documents, shall be reasonably satisfactory in form and substance to the Agent and its counsel.

         4.2 Conditions to Each Extension of Credit. The obligation of each Lender to make any Loan (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent as of the date such Loan is made:

              (a) Representations and Warranties. Each of the representations and warranties made by the Company pursuant to this Agreement and the Related Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the Related Documents, shall be true and complete on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to particular date; and

              (b) No Default. No Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

              (c) No Material Adverse Change. There shall have been no material adverse change in the financial condition, operations, properties, business or prospects of the Company and its Subsidiaries, if any, taken as a whole, since the date of the last Borrowing under this Agreement (or if no Borrowing has occurred, since the date of this Agreement); and

              (d) Notice. The Agent shall have received a Notice of Borrowing in the form of Exhibit B-1.

Each Borrowing hereunder shall constitute a representation and warranty by the Company as of the date of such Borrowing that the conditions contained in this Subsection 4.2 have been satisfied.

SECTION 5.      REPRESENTATIONS AND WARRANTIES

         The Company hereby makes the following representations and warranties to the Agent and to each Lender.

        5.1   Financial Condition.

              (a) The consolidated balance sheets of the Company as of June 30, 2001 and 2002 and 2003 and the related consolidated statements of income, stockholders' investment and cash flows for the fiscal year ended on each such date, audited by PricewaterhouseCoopers, copies of which have heretofore been furnished to the Agent and to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company as at each such date, and the consolidated results of its operations and cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or officer, as the case may be, and as disclosed therein).

              (b) As of the date hereof, the Company does not have any material liability or obligation of any nature, absolute, accrued, contingent or otherwise, or any material judgment or long term lease or unusual forward or long term commitment, which is not reflected in the financial statements referred to in Subsection 5.1(a), or the notes accompanying such financial statements, or otherwise set forth on Schedule 4.1 other than liabilities and obligations incurred under this Agreement.

              (c) The Company is not entering into the arrangements contemplated hereby and by the Related Documents nor does it intend to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the transactions, contemplated hereby (x) the Company will not have incurred nor does the Company intend or believe that it will incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source and amounts payable on or in respect of any of its debts); (y) the Company, after taking into account all other anticipated uses of its cash, anticipates being able to pay all amounts on or in respect of its debts when such amounts are required to be paid; and (z) the Company has sufficient capital with which to conduct its present and proposed business and its property does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Subsection 5.1(c), "debt" means any liability on a claim, and a "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this Subsection 5.1(c) shall be true and correct with respect to the Company on such date.

        5.2 No Change. Since June 30, 2003, there has been no material adverse change in the business, operations, prospects, or financial condition of the Company or any of its Subsidiaries or in any of the Collateral or the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or any other Related Document to which it is a party.

        5.3   Corporate Existence. The Company and each of its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) has obtained all licenses (governmental or otherwise), authorizations and consents necessary to own and operate its properties and transact its business and (d) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which a failure so to qualify could reasonably be expected to have a material adverse effect on its business, operations, prospects or financial condition. The Company and each of its Subsidiaries is duly qualified as a foreign corporation in each of the respective jurisdictions identified on
Schedule 5.3. As of the Closing Date, the Company has no Subsidiaries other than the Subsidiaries listed on Schedule 5.3 hereto.

        5.4 Corporate Power; Authorization. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party and to consummate the transactions contemplated herein and therein and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions contemplated herein and therein. Each Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under the Related Documents to which it is a party and to consummate the transactions contemplated therein and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is a party and the consummation of the transactions contemplated therein.

        5.5 Binding Effect. This Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms except as enforcement of such terms may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally. The Related Documents to which each Subsidiary is a party have been duly executed and delivered by such Subsidiary and constitute its legal, valid and binding obligations enforceable against it in accordance with their terms except as enforcement of such terms may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.

        5.6 Consents; Non-Contravention. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company or any Subsidiary of this Agreement and the Related Documents or the consummation of the transactions contemplated herein and therein, except such as have been obtained or made and are in full force and effect. The execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, will not (a) violate any law, rule or regulation applicable to the Company or its Subsidiaries or any provision of the charter or by-laws of the Company or any of its Subsidiaries, (b) conflict with, result in a breach or termination of, or constitute a default under, any provision of any indenture, mortgage, lease (capital or operating) or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound, or any license, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties or (c) result in, or require the creation or imposition of, any Lien upon or with respect to any properties now or hereafter owned by the Company or any of its Subsidiaries other than the Liens created under the Security Agreement and any Subsidiary Security Agreement.

        5.7 No Material Litigation. Except as set forth on Schedule 5.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) which if adversely determined may have a material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the Related Documents to which it is a party or (b) which questions or would question the validity or enforceability of this Agreement or the Related Documents.

        5.8 No Default. Neither the Company nor any of its Subsidiaries is in violation of or in default under any term or provision of any (a) charter or by-law or (b) mortgage, indenture, lease, agreement, instrument, law, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except in the case of this clause (b) for such violations or defaults that would not have a material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company or any Subsidiary to perform its obligations under this Agreement and the Related Documents to which it is a party. No Default has occurred and is continuing.

        5.9   Ownership of Property; Liens.

              (a) The Company and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, all its real property and other property, subject in each case only to encumbrances that do not materially adversely affect its ability to use such property for the purposes for which it is currently being used, and none of such property is subject to any Lien, except as set forth in Schedule 5.9 hereof and any Lien previously granted in favor of the Collateral Agent.

              (b) The Company and each of its Subsidiaries possesses sufficient permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights necessary for the conduct of the business of the Company and each of its Subsidiaries.

        5.10 No Burdensome Restrictions. Neither the Company nor any of its Subsidiaries is party to any agreement or instrument or subject to any legislative or charter or other corporate restriction or any judgment, order, writ, injunction, decree, or to the best of its knowledge, any rule or regulation, which could reasonably be expected to materially and adversely affect its business, operations, prospects or financial condition; provided however, it is understood by the parties hereto that (i) any such restrictions and regulations in existence on the Closing Date which do not prohibit the Company or any of its Subsidiaries and (ii) any future legislative enactments and regulations which do not prohibit the Company or any of its Subsidiaries, taken as a whole, from conducting its business as presently conducted shall not be deemed to materially and adversely affect its business, operations, prospects or financial condition.

        5.11 Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessment relating to such tax returns made against it or any of its properties and all other taxes, assessments, fees or other charges imposed on it or any of its properties by any Governmental Authority or agency which are not yet delinquent, except for any taxes, assessments, fees or other charges which are being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established; no tax liens have been filed other than Liens for taxes on property not yet delinquent, and, to the knowledge of the Company, no material claims are being asserted with respect to any such taxes, fees or other charges, except for any claims which are being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established.

        5.12 Margin Regulations. Neither the Company nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and T of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loans hereunder will be used directly or indirectly for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and T of the Board of Governors of the Federal Reserve System or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. Without limiting the foregoing, the Company shall not use the proceeds of any Loan hereunder for the purchase of the Company's common stock other than for the purposes of retiring such stock, unless the Company maintains an amount of Collateral sufficient to ensure that such Loan will not result in a violation of such regulations of the Board of Governors.

        5.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        5.14 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Single Employer Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Single Employer Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Single Employer Plan, which has resulted in, or could result in, the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any liability under Title IV of ERISA with respect to any Plan which has not been paid in full, other than a liability to the PBGC for premiums under Section 4007 of ERISA, (iv) taken any steps to terminate any Single Employer Plan or to appoint a receiver to administer any such Plan, or to withdraw from any Multiemployer Plan or initiated steps to do so or (v) adopted any amendment to a Plan with respect to which security is required pursuant to
Section 401 (a) (29) of the Code or initiated any steps to do so. No Reportable Event or non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Single Employer Plan or, to the best of its knowledge, any Multiemployer Plan. No condition exists under which any member of the ERISA Group could have liability under
Section 4069 or 4212 of ERISA.

        5.15 Environmental Matters. (a) To the best of the Company's knowledge, the Company and each of its Subsidiaries has complied and is currently in compliance with all Environmental Laws; (b) to the best of the Company's knowledge, no solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or the Resources Conservation and Recovery Act, as amended ("RCRA"), or under any successor or similar law or any applicable state or local law) are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Company or any of its Subsidiaries or, at the request or behest of the Company or any of its Subsidiaries, at any adjoining site, so as to require a license, permit or authorization of any type from any Governmental Authority other than licenses, permits or authorizations which have been obtained or applied for or where the failure to obtain such licenses, permits or authorizations could not have a material adverse effect on the Company or any of its Subsidiaries; and (c) no claim has been made against the Company or any of its Subsidiaries or, to the best of its knowledge, against any predecessor in respect of any "facility" owned, leased or operated by it under CERCLA, or under a federal, state, local or municipal statute, ordinance or regulation in respect of the environment, or by the Environmental Protection Agency or by any federal, state, local or municipal enforcement agency having jurisdiction over the protection of the environment, or by any private Person bringing an action in respect of or under any law designed to protect the environment. To the best of the Company's knowledge, the Company and each of its Subsidiaries is in compliance with all applicable zoning and land use and building codes, laws, rules, regulations and ordinances.

        5.16 Disclosure. No representation or warranty made by the Company in this Agreement, or by the Company or any Subsidiary in the Related Documents to which it is a party or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which materially adversely affects, or which reasonably could be expected in the future to materially adversely affect, the business, operations, prospects or financial condition of the Company or any of its Subsidiaries or the ability of the Company and its Subsidiaries to perform their respective obligations under this Agreement and the Related Documents.

        5.17 Collateral. The Security Agreement, the Pledge Agreement, each Subsidiary Security Agreement, Best Benefits Pledge Agreement and Discount Development Pledge Agreement creates or will create a valid security interest in favor of the Collateral Agent, acting on behalf of the Agent and the Lenders, in the Collateral described therein securing the payment of the obligations secured thereby. All action necessary to perfect the security interest of the Collateral Agent, for the benefit of the Agent and the Lender, in such Collateral has been, or will be, taken, and such security interest has, or will have, priority over all other Liens except any perfected Liens arising in connection with any Capitalized Lease entered into by the Company.

        5.18 Employment Agreements. Set forth on Schedule 5.18 is a complete list of agreements between the Company or any of its Subsidiaries and any other Person providing for employment, severance, deferred or bonus payments, stock options or similar payments or arrangements for the benefit of any current officer or director of the Company or any of its Subsidiaries. A true, correct and complete copy of each agreement or other document listed on Schedule 5.18 has been provided to the Agent which shall provide copies to each of the Lenders.

        5.19 Dividends. Since June 30, 1994, the Company has not declared or paid any dividends (other than dividends declared but not paid on the Series E Preferred Stock and the Series F Preferred Stock of the Company) or made any other distributions in respect of its capital stock or redeemed, retired, purchased or otherwise acquired for value any shares of its capital stock other than with respect to the Series G Preferred Stock and as set forth in Schedule 5.19.

        5.20 Projections. The projected income statements, balance sheets and cash flow statements for the Company's fiscal years 2004, 2005 and 2006 heretofore furnished to the Lenders were prepared by the Company in good faith based on assumptions believed by the Company to be reasonable after giving effect to the credit being extended hereunder.

        5.21 Use of Proceeds. The Company shall use the proceeds of each Loan (other than Loans resulting from a draw under a Letter of Credit) for working capital and general corporate purposes.

SECTION 6.      AFFIRMATIVE COVENANTS

      The Company hereby agrees that, so long as the Commitments remain in effect, and until the payment and performance in full of all Obligations:

        6.1 Financial Statements. The Company will furnish to the Agent and each Lender:

              (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of (i) the audited consolidated balance sheet of the Company as at the end of such year and the related audited consolidated statements of income, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail, certified, without qualification, by a firm of independent accountants of nationally recognized standing acceptable to the Lenders; provided however, that the firm PricewaterhouseCoopers LLP shall be acceptable to the Lenders; and

              (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company as at the end of each such fiscal quarter and the related unaudited consolidated statements of income, stockholders' investment and cash flows of the Company for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the corresponding period of the previous year, certified as to fairness of presentation by the chief financial officer, treasurer or controller of the Company;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP (except, in the case of interim financial statements, that such financial statements need not contain footnotes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein (except as approved by the Company's independent accountants and disclosed therein). In addition to the financial statements required to be delivered pursuant to (a) and (b) above, the Company agrees to deliver consolidating financial statements (including a balance sheet and statements of income, stockholders' investment and cash flows) at the same time it delivers its consolidated financial statements if the Company begins preparing consolidating financial statements in the ordinary course of its business or otherwise for filing with the Securities and Exchange Commission.

        6.2   Certificates; Other Information.   The Company will furnish to the
Agent and each Lender:

              (a) concurrently with the delivery of the financial statements referred to in Subsection 6.1(a) (or on such later date as received by the Company), (i) a certificate of the independent accountants reporting on such financial information stating that in the course of performing its audit of the Company's financial statements, no knowledge was obtained of any Default, except as specified in such certificate and (ii) a copy of the management letter delivered to the Company by its independent accountants in connection with such financial statements or, if there is no management letter, a letter from such independent accountants that no material weakness in internal control came to the attention of such accountants during such examinations other than weaknesses that have been corrected;

              (b) concurrently with the delivery of the financial statements referred to in Subsections 6.1(a) and (b), a certificate signed by the chief financial officer of the Company setting forth computations in reasonable detail demonstrating compliance with the financial covenants set forth in Section 7, together with a statement that, to the best of such officer's knowledge, the Company during the relevant period has observed or performed all of its covenants and other agreements hereunder, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default except as described in such certificate (any such description to be in reasonable detail and to include a description of any action to be taken with respect to such Default);

             (c) promptly, copies of any regular and periodic financial information, and any other information and reports, which the Company shall send or make generally available to its security holders;

             (d) within 45 days after the end of each fiscal year of the Company, a report in form and substance reasonably satisfactory to the Agent outlining any changes in the Company's insurance coverage during such year and any changes planned in the subsequent fiscal year which materially affect such insurance coverage and evidence of its insurance coverage for casualty losses and professional liability;

             (e) at least once during any 90 day period, a certificate of recent date from the Secretary of State, or other appropriate authority, evidencing the good standing of the Company and each Subsidiary in its jurisdiction of incorporation and, if different, its principal place of business;

             (f) promptly, and in any event within 90 days after the commencement of each fiscal year commencing with the fiscal year ending June 30, 2004, financial projections for the Company and its Subsidiaries for such fiscal year, (including an operating budget, cash flow budget and balance sheet) prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent; and

             (g) promptly, such additional financial and other information as the Agent or any Lender (acting through the Agent) may from time to time reasonably request.

It is understood that the foregoing certificates may be made by officers of the Company in reliance on information provided by other officers, employees or agents of the Company and its Subsidiaries. As long as any of the foregoing certificates is provided in good faith and without actual knowledge that such certificate contains any inaccuracy or material omission, the officer signing such certificate shall not be personally liable to the Agent or any Lender for omissions or inaccuracies contained in any such certificate.

        6.3 Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, with all laws, rules and regulations applicable to it (including, without limitation, all Environmental Laws) , non-compliance with which could, singly or in the aggregate, materially adversely affect its business, operations, prospects or financial condition or which could impair the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or any of the other Related Documents to which it is a party.

        6.4 Conduct of Business and Maintenance of Existence. The Company will continue, and cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by it and reasonable extensions thereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain, and cause each of its Subsidiaries to maintain, all rights, privileges, contracts, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business.

        6.5 Maintenance of Property; Insurance. The Company will keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its and its Subsidiaries' property in at least such amounts and against at least such risks (but including, in any event, public liability and product liability insurance if available) as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to the Agent on behalf of the Lenders, upon written request, full information as to all insurance carried. All insurance policies required by this Subsection 6.5 shall be in form and substance and issued by companies reasonably satisfactory to the Agent and the Lenders. The Company may maintain the coverages required by this Subsection 6.5 under blanket policies covering the premises and other locations owned or operated by the Company or any of its Subsidiaries if the terms of such blanket policies otherwise comply with the provisions of this Subsection 6.5. Each policy of insurance required under this Subsection 6.5 shall provide that it may not be canceled or otherwise terminated without at least 30 days' prior written notice (or such other period as the Lenders may agree) to the Collateral Agent and shall permit (but not require or obligate) the Collateral Agent to pay any premium therefor within 10 days after receipt of any notice stating that such premium has not been paid when due. Settlement of any claim under any of the insurance policies referred to in this Subsection 6.5 involving a loss of $250,000 or more (in the reasonable judgment of the Agent) shall require the prior written approval of the Agent and all the Lenders. At least 30 days prior to the expiration of any insurance policy (or such other period as the Lenders may agree), a policy or policies renewing or extending such expiring policy or renewal or extension certificates shall be delivered to the Collateral Agent, together with a receipt showing payment of the premium therefor. The Company shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Subsection 6.5 unless the policy evidencing such insurance otherwise complies with the requirements of this Subsection 6.5. The Company shall immediately notify the Agent whenever any such separate insurance policy is obtained and shall promptly deliver to the Collateral Agent the policy or certificate evidencing such insurance. The Company shall, immediately upon receipt of any written notice of any failure by the Company to pay any insurance premium in respect of any insurance required to be maintained under this Subsection 6.5, furnish a copy of such notice to the Agent and the Collateral Agent. Upon the occurrence of an Event of Default hereunder, all insurance policies shall name the Collateral Agent, for the benefit of the Agent and the Lenders, as sole loss payee and as an additional insured under all such policies and thereafter the Collateral Agent shall continue to be named as sole loss payee and as an additional named insured whether or not an Event of Default shall be continuing.

        6.6 Inspection of Property; Books and Records; Discussions. (a) The Company will keep, and cause each of its Subsidiaries to keep, proper books and records and accounts in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all dealings and transactions in relation to its business and activities; and (b) permit, and cause its Subsidiaries to permit, representatives and agents of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice at any reasonable time and as often as may reasonably be desired, and to discuss its business, operations, properties and financial and other condition with its officers, employees and independent accountants.

        6.7 Notice of Certain Events. The Company will furnish to the Agent (which shall provide copies to each Lender):

              (a) promptly, and in any event within two Business Days of obtaining knowledge thereof, written notice of the occurrence of any Default, which notice shall be accompanied by a reasonably detailed description of such Default and of any action to be taken with respect thereto;

              (b) promptly, and in any event within five Business Days of obtaining knowledge thereof, notice of any (i) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or other Person, which if adversely determined would have a material adverse effect on the business, operations, prospects or financial condition of the Company or any of its Subsidiaries or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the other Related Documents to which it is a party, (ii) any litigation, investigation or proceeding which questions the validity or enforceability of this Agreement or any of the Related Documents, (iii) any litigation or proceeding potentially adversely affecting the Company or any of its Subsidiaries (A) if the amount involved among all such litigations or proceedings in the aggregate is $5,000,000 or more or (B) in which injunctive or similar relief is sought, or (iv) any judgment or decree entered against the Company or any of its Subsidiaries (A) involving a liability of $1,000,000 or more (singly or in the aggregate) to the extent not paid or fully covered by insurance for which the insurer has accepted liability in writing or (B) in which injunctive or similar relief is granted;

              (c) if and when the Company knows that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Single Employer Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Single Employer Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Single Employer Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Single Employer Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Single Employer Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any material payment or contribution to any Single Employer Plan or Multiemployer Plan or makes any amendment to any Single Employer Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the Company setting forth details as to such occurrence;

              (d) promptly, and in any event, within five Business Days of obtaining knowledge thereof, notice of any occurrence or development which causes the representation contained in Subsection 5.15 to be incorrect in any material respect;

              (e) promptly, and in any event at least five Business Days prior to the filing thereof with any Governmental Authority, copies of any amendment or supplement to its charter;

              (f) promptly, and in any event within five Business Days after obtaining knowledge thereof, notice of any change or proposed change in any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries, including, without limitation, any law, statute, rule or regulation governing automatic renewals of membership or contract terms, that has or may reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of the Company or any of its Subsidiaries; and

              (g) promptly, and in any event, within five Business Days of obtaining knowledge thereof, notice of any material adverse change in the business, operations, prospects or financial condition of the Company or any of its Subsidiaries.

Each notice pursuant to this Subsection 6.7 shall be accompanied by a statement of an appropriate officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or, if applicable, the member of the ERISA Group proposes to take with respect thereto.

        6.8 Payment of Taxes and Claims. The Company will pay and discharge, and cause each of its Subsidiaries to pay and discharge, promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, as well as all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon any of its properties; provided that the payment of any such tax, assessment, charge, levy or claim shall not be required so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves are established with respect thereto in accordance with GAAP.

        6.9 Security. The Company will cause any Subsidiary other than an Excluded Subsidiary which becomes a Subsidiary after the Closing Date to duly execute and deliver to the Agent a Subsidiary Security Agreement and Subsidiary Guaranty along with any opinions, corporate documents, certificates and other documents reasonably requested by the Agent and its special counsel in form and substance satisfactory to the Agent and its special counsel within 30 days of such Subsidiary becoming a Subsidiary, provided however, that such guarantee shall only be provided to the extent that it would not create or cause a material adverse tax consequence.

        6.10 Use of Proceeds. The proceeds of the Loans (other than Loans resulting from a draw under a Letter of Credit) shall be used for working capital and general corporate purposes.

        6.11 Further Assurances. The Company will take all such further actions and execute and file or record, at its own cost and expense, all such further documents and instruments as the Agent or any Lender may at any time reasonably determine may be necessary or advisable; and shall do, execute, acknowledge, deliver, record, register and re-register any and all such further acts, deeds, conveyances, estoppel certificates, transfers, certificates, assurances and other instruments as the Agent or any Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement and the other Related Documents.

        6.12 Maintenance of Operating Accounts. The Company shall at all times maintain its principal operating accounts with a Lender.

SECTION 7.      NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, and until the payment and performance in full of all Obligations:

        7.1 Negative Pledge. (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                        (i) Liens created pursuant to the Related Documents;

                       (ii) Liens arising under any Capitalized Lease permitted under Subsection 7.9;

                      (iii) Liens constituting purchase money security interests that secure Indebtedness in an amount not to exceed in the aggregate $1,000,000 at any time; provided that each such lien covers only the particular equipment or property purchased with such Indebtedness;

                       (iv) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

                        (v) Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent); and

                       (vi) Liens for secured Indebtedness (other than arising in connection with this Agreement and the Related Documents) not exceeding in the aggregate $5,000,000 at any time.

         The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Liens upon its property or assets whether now owned or hereafter acquired, other than this Agreement and the Related Documents.

        7.2 Merger. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve or merge with or into or consolidate with any other Person, or agree to do any of the foregoing. For purposes of this Subsection 7.2, the term "merge" includes but is not limited to a sale of all or substantially all assets, or substantially all operating assets, to another Person or to Persons under common control.

        7.3 Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock of other Persons owned by it and leasehold interests and the ownership or control of its financial interest in memberships sold by the Company or any of its Subsidiaries and contracts evidencing such memberships), except for:

                        (i) inventory disposed of in the ordinary course of business,

                       (ii) old or outdated equipment to be replaced by new equipment,

                      (iii) assets no longer used or useful in the conduct of its business.

Notwithstanding the foregoing, it is understood that in no event shall the Company or any of its Subsidiaries sell, lease, assign, transfer, or otherwise dispose of any of its now or hereafter acquired assets, cash or Eligible Securities to an Affiliate pursuant to subsection (iii) above.

        7.4 Loans and Investments. The Company will not, and will not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or acquire all or substantially all of the business or assets of or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except that the Company shall be permitted to make investments in Eligible Securities and except as permitted pursuant to Subsection 7.6 hereof.

        7.5 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare any dividend on, or make any payment on account of, any shares of any class of stock of the Company or any option or warrant thereon, whether now or hereafter outstanding, or make any other distribution in respect thereof or on any option or warrant thereon, either directly or indirectly, whether in cash or property or in obligations of the Company or such Subsidiary.

        7.6 Acquisitions. Without the consent of each Lender the Company will not, and will not permit its Subsidiaries to, acquire all or substantially all of the assets or capital stock of another Person (as used in this Section 7.6, an "Acquisition") other than the Lavalife Acquisition unless;

              (a) the aggregate amount of cash and noncash consideration (including Indebtedness assumed by the Company or any Subsidiary but excluding any equity securities issued by the Company or such Subsidiary in connection with such transaction) paid by the Company and its Subsidiaries shall not exceed $25,000,000 for any single such Acquisition or related series of Acquisitions other than the Lavalife Acquisition;

              (b) the aggregate amount of cash and non-cash consideration (including any Indebtedness assumed by the Company or any Subsidiary but excluding any equity securities issued by the Company or such Subsidiary in connection with such transaction) paid by the Company and its Subsidiaries for all Acquisitions during any fiscal year shall not exceed $50,000,000 (exclusive of the Lavalife Acquisition);

              (c) the board of directors of the target entity ("Target") shall have approved such Acquisition (to such extent such board approval is required) and the Target shall have had Cash EBITDA of not less than negative $5,000,000 for the 12 months preceding the Acquisition;

              (d) the Company shall have provided each Lender with such historical and pro forma financial information with respect to such Acquisition as any Lender (through the Agent) shall reasonably request;

              (e) after giving effect to such Acquisition the Company shall be in pro forma compliance with all of the financial covenants contained in Section 7 hereof;

              (f) after giving effect to such Acquisition and for a period of 90 days thereafter there shall be Unused Availability hereunder in a minimum equal to 20% of the difference between (i) Total Commitment less (ii) any Reserve then in effect; and

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

              (g) no Default shall have occurred and be continuing or would occur as a result of such Acquisition.

        7.7 Stock Buyback. During any two consecutive fiscal quarters, measured as of the end of such period, the Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, defease, retire or otherwise acquire any shares of any class of stock of the Company or any option or warrant thereon, whether now or hereafter outstanding (herein called "Stock Buybacks"), either directly or indirectly, for total consideration in an amount in excess of the sum of (i) its Cash EBITDA during such two consecutive fiscal quarters plus
(ii) the aggregate net proceeds from sales of capital stock of the Company or the exercise of options of the Company during such two consecutive fiscal quarters.

        7.8 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

        7.9 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except:

              (a) the Obligations;

              (b) Capitalized Leases to which the Company or any Subsidiary is a party which, in the aggregate, are less than or equal to $5,000,000;

              (c) Indebtedness not exceeding in the aggregate $1,000,000 at any time;

              (d) Indebtedness secured by the purchase money security interests permitted pursuant to Subsection 7.1(iii) not to exceed in the aggregate $1,000,000 at any time;

              (e) The Company's Subordinated Notes not exceeding in the aggregate $90,000,000 so long as such Subordinated Notes continue to remain subordinate to the Obligations of the Company arising under the Agreement and the Related Documents; and

              (f) Senior Unsecured Notes of the Company not exceeding $150,000,000.

        7.10 Operating Leases. The Company will not, and will not permit any of its Subsidiaries to, enter into, incur or assume (whether directly or contingently) obligations under Operating Leases if the minimum rental commitment under non-cancelable Operating Leases of the Company and its Subsidiaries for any fiscal year would exceed $15,000,000.

        7.11 Debt Coverage Ratio. For any Test Period, the Company will not permit the ratio of (a) Total Net Debt as of the last day of such Test Period, to (b) Cash EBITDA for such Test Period to be greater than 2.75 to 1.0 as of the end of such Test Period.

        7.12 Capital Expenditures. The Company will not, and will not permit its Subsidiaries to, permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during any fiscal year to exceed $13,500,000.

        7.13 Cash EBITDA. The Company will not permit its Cash EBITDA for any Test Period to be less than or equal to $45,000,000.

        7.14 Liquidity. The Company will not, at all times from and after the issuance of any Senior Unsecured Notes or other long term financing described in Subsection 2.5(e) hereof, permit the sum of (a) Unused Availability under the Total Commitment plus (b) the sum of (i) cash plus (ii) Cash Equivalents to be less than $30,000,000.

        7.15 ERISA. The Company will not, and will not permit its Subsidiaries or any other member of the ERISA Group to, adopt, maintain or sponsor or agree to contribute to, or otherwise have any liability with respect to, any Plan other than (a) as heretofore been disclosed to the Agent and the Lenders, unless each of the Lenders provides prior written consent to such act, and (b) the maintenance of and the making of contributions to the Memberworks Incorporated 401(k) plan.

        7.16  Fiscal Year. The Company will not change its fiscal year.

        7.17 Amendment of Certain Documents. The Company will not, and will not permit any of its Subsidiaries to amend, modify or change its charter (including, without limitation, by the filing of any certificate of designation) or by-laws, or any agreement with respect to its capital stock (including, without limitation, any shareholders or other similar agreement), or enter into any new agreement with respect to its capital stock.

SECTION 8.      EVENTS OF DEFAULT

        8.1 Events of Default. Each of the following events shall constitute an Event of Default:

              (a) The Company shall fail to pay (i) any principal of any Note or any Loan when due (whether at stated maturity or otherwise) in accordance with the terms thereof or hereof, (ii) any interest on any Note or any Loan within three Business Days after the date on which such amount becomes due in accordance with the terms hereof or thereof, or (iii) any other amount payable hereunder within three Business Days after the date on which any such amount becomes due in accordance with the terms hereof; or

              (b) Any representation or warranty made or deemed made by the Company herein, or by the Company or any Subsidiary in any Related Document to which it is a party or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the Related Documents to which it is a party, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Company shall default in the observance or performance of any covenant contained in Subsections 6.4, 6.5, 6.8 or 6.10 or Section 7 hereof or the Company or any Subsidiary shall default in the observance or performance of any covenant contained in the Security Agreement or any Subsidiary Security Agreement, as the case may be, and such default shall continue unremedied for a period of 15 days; or

              (d) The Company shall default in the observance or performance of any other agreement or covenant contained in this Agreement or in any Related Document to which it is a party, and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Lender; or

              (e) (i) The Company or any or its Subsidiaries shall, with respect to any Indebtedness (other than the Notes) having an outstanding aggregate principal amount in excess of $200,000, (A) default in any payment of principal of or premium or interest on any such Indebtedness, beyond the grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was incurred, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or any other condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid, redeemed, purchased or deceased (other than by a regularly scheduled required prepayment, redemption, purchase or defeasance) prior to the stated maturity thereof; or

              (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment; or (iii) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or (iv) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (g) (i) Any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (ii) a notice is provided or application is made with respect to a "distress termination" of a Single Employer Plan under Section 4041 of ERISA, (iii) the PBGC has initiated proceedings to terminate a Single Employer Plan or cause a trustee to be appointed to administer a Single Employer Plan, (iv) any Lien is imposed on the assets of the Company or any member of the ERISA Group relating to any termination of a Single Employer Plan or failure to make a contribution to a Single Employer Plan, (v) the Company or any member of the ERISA Group shall incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) any Reportable Event or termination or other similar event or condition shall occur or exist with respect to a Single Employer Plan or (vii) there shall occur any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan which results in a material liability of the Company for an excise tax or civil penalty in connection therewith; or

              (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance and for which the insurer has accepted liability in writing) of $350,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded (if required in order to effect an appeal) pending appeal within 30 days from the entry thereof; or

              (i) Any change in any law, statute, rule or regulation shall occur that has, or reasonably could be expected to (A) have, a material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries taken as a whole, (B) prohibit or render invalid the extension of the Final Maturity Date pursuant to Subsection 2.8, or (C) prohibit or render invalid the practice of the automatic renewals of memberships or contract terms; provided such law, statute, rule or regulation could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole); or

              (j) The Collateral Agent, on behalf of the Agent and the Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral; or any of the Security Agreement, any Subsidiary Guaranty or any Subsidiary Security Agreement shall cease to be in full force and effect; or any Person shall assert that any of the Security Agreement, any Subsidiary Guaranty or any Subsidiary Security Agreement is not valid and enforceable in accordance with its terms; or

              (k) Any representation or warranty made by any Subsidiary in any Related Document to which it is a party or in any certificate, document or financial or other statement furnished to the Agent or any Lender in connection therewith shall prove to be incorrect in any material respect on or as of the date made or deemed made or shall be breached; or

              (l) Any Subsidiary shall default in the observance or performance of any covenant or agreement contained in any Related Document to which it is a party, and such default shall continue unremedied for a period of 30 days after notice thereof by the Agent or any Lender.

        8.2 Remedies. If any Event of Default shall occur and be continuing, then, and in any such event, (a) if such event is an Event of Default specified in Subsection 8.1(f), automatically the Commitments shall immediately terminate and the Obligations shall immediately become due and payable and the Company shall immediately become obligated to Cash Collateralize all outstanding Letters of Credit, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Agent, or upon the request of the Required Lenders, shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and
(ii) the Agent, upon the request of the Required Lenders, shall, by notice of default to the Company, declare the Obligations to be due and payable and/or demand that the Company immediately Cash Collateralize all outstanding Letters of Credit forthwith, whereupon the same shall immediately become due and payable and/or the Company shall immediately become obligated to Cash Collateralize all such Letters of Credit. In the event of a declaration by the Agent pursuant to clause (b) (ii) above, the Agent, at the request of the Required Lenders, shall enforce its rights and remedies hereunder and under any other document or instrument delivered in connection herewith, including directing the Collateral Agent to enforce any or all of its rights and remedies under the Security Agreement, any Subsidiary Guaranty and any Subsidiary Security Agreement. Any cash collateral delivered hereunder or under any other provision of this Agreement shall be held by the Agent (without any liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction shall direct. Except as expressly provided above in this Subsection 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

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


        8.3 Set-Off. In addition to any rights and remedies of the Agent or the Lenders provided by law, the Agent and each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any Event of Default, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to the Agent or such Lender, any amount owing from the Agent or such Lender at any of its branches or offices or from a corporation controlling the Agent or such Lender to the Company at, or at any time after, the occurrence of such Event of Default. The Agent and each Lender agrees promptly to notify the Company and the Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        8.4 Default Interest. Notwithstanding any other provision of this Agreement to the contrary, (a) if the Company shall fail to pay any amount owing to the Agent or any Lender under this Agreement when due (whether at stated due date, on acceleration or otherwise), then the Company will pay interest (before, as well as after, judgment) on demand to the Agent or such Lender, as the case may be, on the amount in default from the date such payment became due until payment in full at a rate equal to the sum of the Base Rate plus 2% per annum, such rate to change as and when the Base Rate changes and (b) if any Event of Default shall occur, upon election of the Required Lenders, then during the period such Event of Default shall be continuing, the rate of interest payable hereunder shall be the rate as provided in clause (a) above.

SECTION 9.      THE AGENT AND THE COLLATERAL AGENT

        9.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agent and the Collateral Agent as the agents of such Lender under this Agreement and the Related Documents, and each Lender irrevocably authorizes the Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Related Documents and to exercise such powers and perform such duties as are delegated to the Agent or the Collateral Agent, as the case may be, by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Related Document or otherwise exist against the Agent or the Collateral Agent.

        9.2 Delegation of Duties. The Agent and the Collateral Agent may execute any of their duties under this Agreement and the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Subsection 9.3.

        9.3   Exculpatory Provisions. Neither the Agent nor the Collateral
Agent nor any of their respective partners, officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Related Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Affiliates or any officer thereof contained in this Agreement or any Related Document or in any certificate, report, statement or other document referred to or provided for in or received by the Agent or the Collateral Agent under or in connection with this Agreement or any Related Document or for the value, validity, effectiveness (except its own due execution hereof), genuineness, enforceability or sufficiency of this Agreement or any Related Document or for any failure of the Company to perform its obligations hereunder or thereunder. Except as otherwise provided herein, neither the Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Document, or to inspect the properties, books or records of the Company or any of its Affiliates. Neither the Agent nor the Collateral Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Related Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished, or made in reliance on information furnished by or on behalf of the Company, by the Agent or the Collateral Agent to the Lenders or by or on behalf of the Company to the Agent, the Collateral Agent or any Lender.

        9.4 Reliance by Agent and Collateral Agent. The Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent and the Collateral Agent. The Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent or the Collateral Agent. The Agent and the Collateral Agent shall each be fully justified in failing or refusing to take any action under this Agreement or any Related Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (other than any liability or expense resulting from the Agent's or the Collateral Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Related Document in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all future holders of the Notes.

        9.5 Notice of Failure to Perform. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or of the failure of the Company to satisfy any condition to borrowing hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or failure and stating that such notice is a "notice of failure to perform its obligations". In the event that the Agent receives such a notice, the Agent shall promptly provide copies of such notice to the Lenders. In the case of any Default, the Agent shall take such action with respect to such Default as shall be reasonably directed by the Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action for the protection and preservation of the Collateral as it shall deem advisable in the best interests of the Lenders. Each Lender agrees that it shall not make any demand for repayment of any amounts payable to such Lender hereunder unless each Lender agrees to make a demand for repayment of all amounts payable to such Lender. Prior to taking any such actions, the Lenders shall consult with each other and the Agent to determine the general plan of action and the steps to be taken in connection with such action, and they shall continue to consult with one another with respect thereto.

        9.6 Credit Decision. Each Lender expressly acknowledges that neither the Agent nor the Collateral Agent nor any of their respective partners, officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the Collateral Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent or the Collateral Agent to any Lender. Each Lender represents to the Agent and the Collateral Agent that it has, independently and without reliance upon the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or are furnished to the Agent pursuant to the terms hereof in sufficient copies or counterparts for or for the account of the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates which may come into the possession of the Agent or any of its partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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


        9.7 Indemnification. The Lenders agree to indemnify the Agent and the Collateral Agent and any partner, member, director, officer, official, employee, counsel, consultant or agent of the Agent or the Collateral Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Percentages of Total Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or the Collateral Agent in any way relating to or arising out of this Agreement or the Related Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Collateral Agent's gross negligence or willful misconduct, and provided further that the Lenders shall not be responsible for the Agent's or the Collateral Agent's administrative costs (excluding legal fees and damages) incurred in connection with its ordinary duties under this Agreement and the Related Documents. The agreements in this Subsection 9.7 shall survive the repayment of the Obligations.

        9.8 Individual Capacity. The Agent, the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries as though it were not the Agent or the Collateral Agent. With respect to its Loans made or renewed by it and any Note issued to it, the Agent and the Collateral Agent shall have the same rights and powers under this Agreement and the Related Documents as any Lender and may exercise the same as though it were not the Agent or the Collateral Agent, and the terms "Lender" and "Lenders" shall include the Agent and the Collateral Agent in their individual capacities.

        9.9 Successor Agents. Subject to the last sentence of this Subsection 9.9, the Agent and the Collateral Agent may resign as Agent or Collateral Agent, as the case may be, at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders, provided that no such resignation or removal shall become effective until a successor Agent or Collateral Agent, as the case may be, shall have been appointed and shall have accepted such appointment as provided in this Subsection 9.9. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent or Collateral Agent, as the case may be. If no successor Agent or Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's or Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent or Collateral Agent, then, upon five Business Days' notice to the Company and the Lenders, the retiring Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Agent or Collateral Agent, as the case may be, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such a bank, having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent, as the case may be, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After the retiring Agent's or Collateral Agent's resignation or removal hereunder as such agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such agent under this Agreement. Anything in this Subsection 9.9 to the contrary notwithstanding, so long as the Company has not failed to perform its obligations under this Agreement or under any Related Document and so long as LaSalle is a Lender, LaSalle agrees not to resign as Agent or Collateral Agent or to take any action in its capacity as a Lender to remove itself as Agent or Collateral Agent.

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

SECTION 10.     GENERAL PROVISIONS

        10.1 Amendments and Waivers. Neither this Agreement, any Note, any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. With the written consent of the Required Lenders and the Agent or the Collateral Agent, as applicable, the Company may, from time to time enter into written amendments, supplements or modifications hereto and to the Notes and the other Related Documents, changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Required Lenders and the Agent or Collateral Agent, as applicable, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Related Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall reduce the amount or extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change the amount of any Lender's Commitment, or change the definition of Required Lenders, or amend, modify or waive any provision of Section 9.5 or this Section 10.1, or release any Guaranty or any of the Collateral, in each case without the written consent of the Agent and all of the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all present and future holders of the Notes.

        10.2 Notices. Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto shall be in writing (including by telecopy or telex) and shall be effective when actually received at the following address in the case of the Company, the Agent and the Collateral Agent, and at the address set forth in Schedule I in the case of the other parties hereto, or in each case at such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Company:
         MemberWorks Incorporated
         680 Washington Blvd. - Suite 1100
         Stamford, CT 06901-3709
         Attn:    James B. Duffy
         Telephone: (203) 674-7417
         Telecopy:  (203) 674-7033

with copies to:
         George W.M. Thomas, Esq.
         MemberWorks Incorporated
         680 Washington Blvd. - Suite 1100
         Stamford, CT 06901  and

         William A. Durkin III, Esq.
         Diserio Martin O'Connor & Castiglioni LLP
         One Atlantic Street
         Stamford, CT 06901
         Telephone: (203) 358-0800
         Telecopy:  (203) 348-2321

The Agent:
         LaSalle Bank National Association
         135 S. LaSalle Street
         Chicago, IL  60603
         Attn:    Zennie Lynch
         Telephone: (312) 904-6960
         Telecopy:  (312) 904-0409

The Collateral Agent:
         LaSalle Bank National Association
         135 S. LaSalle Street
         Chicago, IL  60603
         Attn:    Zennie Lynch
         Telephone: (312) 904-6960
         Telecopy:  (312) 904-0409

Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

        10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

        10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in any Related Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Related Documents for a period of three (3) years after the repayment of the Obligations.

        10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse each Lender and the Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, restatement, supplement or modification to, this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and such Lenders, (b) to pay or reimburse each Lender and the Agent for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the Related Documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to each Lender,
(c) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary, stamp, excise and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the Related Documents, and
(d) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent and any partner, member, director, officer, official, employee, counsel, consultant and Agent of the Lender from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever incurred with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Related Documents (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Agent, the Collateral Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent, the Collateral Agent or any such Lender. The agreements in this Subsection 10.5 shall survive the repayment of the Obligations.

        10.6   Benefit of Agreement; Participations; Assignments.

               (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent, the Collateral Agent and their respective successors and assigns, except that (i) the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) the Lenders may assign or transfer their respective rights or obligations under this Agreement only as provided in paragraphs (b) and (c) of this Subsection 10.6. Any Lender may from time to time change the office, branch or agency of such Lender at which the Loans are made or carried; provided that if at the time of any change from one office, branch or agency to another the effect thereof would be to increase any amount payable by the Company under this Agreement then such change shall not be made without the prior written consent of the Company.

               (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other rights and obligations of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Subsection 3.4 with respect to its participation in the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such Subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except any such amendment or waiver which would require the consent of all of the Lenders pursuant to Subsection 9.1.

               (c) Subject to the last sentence of this paragraph (c), any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or to one or more additional banks or financial institutions (each an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an assignment agreement between such Assignee and such transferor Lender, substantially in the form of Exhibit C, with the consent of the Agent and, so long as no Default has occurred and is continuing, the Company (which consent shall not be unreasonably withheld). Such assignment agreement shall be executed by such Assignee and such transferor Lender and shall be delivered to the Agent for acceptance by the Agent not less than five Business Days before the proposed effective date of such assignment, together with the payment of a $3,500 assignment fee for the Agent. Upon such execution, delivery, acceptance and payment, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent of the portion of the rights and obligations of the transferor Lender purchased by it, have the rights and obligations of a Lender hereunder and under the Related Documents and (y) the transferor Lender thereunder shall, to the extent of the portion of its rights and obligations so sold, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto) . On or after the effective date specified in such assignment agreement, upon request of the transferor Lender or the Assignee, the Company shall issue a new Note to the transferor Lender and/or the Assignee. Anything in this paragraph (c) notwithstanding, no transfer shall be made pursuant to this paragraph (c) if (i) such transfer by any one transferor Lender to any one Assignee which is not a Lender is in respect of less than $2,000,000 of the rights and obligations of such transferor Lender, or (ii) when less than all of the rights and obligations of such transferor Lender is transferred, the amount held by any transferor Lender would be less than $2,000,000 after giving effect to such transfer.

               (d) Notwithstanding anything to the contrary contained in this Agreement, any Lender may pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Note to any Federal Reserve Bank; provided that no such pledge, hypothecation or grant shall relieve such Lender of any of its obligations under this Agreement.

        10.7 Sharing of Payments. If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        10.8 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by transmitting their respective original or facsimile signature to the Agent.

        10.9 Headings. The Section and Subsection headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

        10.10 Obligations Several. The rights and obligations of each Lender hereunder is several, and no Lender shall be responsible for the obligations of any other Lender hereunder. The amounts payable by the Company at any time hereunder or under any Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising hereunder and thereunder and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purpose. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.

        10.11 Governing Law. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

        10.12 Submission to Jurisdiction. The Company hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in or designated pursuant to Subsection 9.2; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        10.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.14 Severability. Any provision of this Agreement (or any Related Document) that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof (or thereof) or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement (or such Related Document) with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement (or such Related Document), or to otherwise amend this Agreement (or such Related Document) to achieve such result.



                    [SIGNATURE PAGES ON THE FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               MEMBERWORKS INCORPORATED


                               By:  /s/ James B. Duffy
                                    --------------------------------------------
                                    Name:  James B. Duffy
                                    Title: Executive Vice President,
                                           Chief Financial Officer and Secretary



                               LASALLE BANK NATIONAL ASSOCIATION, as
                               Agent, Collateral Agent and Issuing Bank

                               By:  /s/ Zennie W. Lynch
                                    -------------------------------------------
                                    Name:  Zennie W. Lynch
                                    Title: Vice President

Commitment Percentage       Commitment         Lenders

     44.445%            $20,000,000            LASALLE BANK NATIONAL
                                               ASSOCIATION, as Lender
                                               By:      /s/ Zennie W. Lynch
                                                        ------------------------
                                               Name:     Zennie W. Lynch
                                               Title:    Vice President


     33.333%            $15,000,000            COMMERCE BANK, as Lender
                                               By:      /s/Gerardard L. Grady
                                                        ------------------------
                                               Name:     Gerard L. Grady
                                               Title:    Vice President



     22.222%            $10,000,000            BROWN BROTHERS
                                               HARRIMAN & CO., as Lender

                                               By:      /s/ John S. Neff
                                                        ------------------------
                                               Name:     John S. Neff
                                               Title:    Senior Vice President

Total    100%           $45,000,000
-----------------------------------------------

                                PRICING SCHEDULE

The Eurodollar Rate Margin, the Base Rate Margin, the Commitment Fee Rate and the LC Fee Rate shall be determined as set forth below.

Initially, the Eurodollar Rate Margin shall be 2% per annum, the Base Rate Margin shall be 0% per annum, the Commitment Fee Rate shall be .375% per annum and the LC Fee Rate shall be 2.00% per annum.

On and after Agent's receipt of the financial statements for the period ending March 31, 2004, the Eurodollar Rate Margin, the Base Rate Margin, the Commitment Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the applicable table below opposite the applicable Total Debt to Cash EBITDA Ratio:

I. At all times prior to issuance of the Senior Unsecured Notes:

Total Debt to Cash         Eurodollar    Base Rate    Commitment    LC Fee Rate
 EBITDA Ratio               Margin for    Margin for   Fee Rate
                            Revolving     Revolving
                            Loans         Loans
--------------------------------------------------------------------------------
Greater than 3.25 :1.00     2.50%         .50%           .50%            2.50%
--------------------------------------------------------------------------------
Greater than 2.50:1.00 but
 less than or equal to
 3.25:1.00                  2.25%         .25%          .375%            2.25%
--------------------------------------------------------------------------------
Greater than 1.75:1.00 but
 less than or equal to
 2.50:1.00                  2.00%           0%          .375%            2.00%
--------------------------------------------------------------------------------
Less than or equal to
 1.75:1.00                  1.75%           0%          .375%            1.75%
--------------------------------------------------------------------------------


II. At all times from and after the issuance of Senior Unsecured Notes:

Total Debt to Cash         Eurodollar    Base Rate    Commitment     LC Fee Rate
 EBITDA Ratio               Margin for    Margin for   Fee Rate
                            Revolving     Revolving
                            Loans         Loans
--------------------------------------------------------------------------------
Greater than 3.25 :1.00     2.75%         .50%           .50%            2.75%
--------------------------------------------------------------------------------
Greater than 2.50:1.00 but
 less than or equal to
 3.25:1.00                  2.50%         .50%           .50%            2.50%
--------------------------------------------------------------------------------
Greater than 1.75:1.00 but
 less than or equal to
 2.50:1.00                  2.25%         .25%          .375%            2.25%
--------------------------------------------------------------------------------
Less than or equal to
 1.75:1.00                  2.00%         .25%          .375%            2.00%
--------------------------------------------------------------------------------

The Eurodollar Rate Margin, the Base Rate Margin, the Commitment Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, 90th) day after the end of each Fiscal Quarter based on the Total Debt to Cash EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 55th day (or, if applicable, the 120th day) after any Fiscal Quarter, the Eurodollar Rate Margin shall be 2.75%, the Base Rate Margin shall be .50%, the Commitment Fee Rate shall be .50% and the LC Fee Rate shall be 2.75% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when Default has occurred and is continuing.

                                                                     EXHIBIT B-1

                           FORM OF NOTICE OF BORROWING


   LaSalle Bank National Association,
       as Agent
   135 S. LaSalle Street
   Chicago, Illinois  60603

   Attention:     Zennie Lynch
                  Facsimile No.: (312) 904-0409

         Re:      Notice of Borrowing

   Gentlemen:

         Pursuant to Subsection 2.2 of the Amended and Restated Credit Agreement dated as of March 25, 2004 (the "Credit Agreement") among the undersigned, the lenders parties thereto, and you, as agent for such lenders, we hereby give you irrevocable notice that we request a Borrowing as follows:

      1.       Amount of Borrowing:          $                    .
                                              -------------------

      2.       Date of Borrowing:             --------------------,200_.

      3.       Type of Loan (Base
               Rate or
               Eurodollar Rate):              --------------------

      4.       Interest Period Duration:
               (For Eurodollar Rate Loans)    --------------------

      5.       Aggregate Principal Amount
               Previously Borrowed:          $
                                              --------------------

      6.       Remaining Commitment
               after this Borrowing:         $
                                              --------------------

         The undersigned hereby certifies that the following statements are true and correct on and as of the date hereof, and will be true and correct on and as of the date of Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the representations and warranties of the undersigned contained in the Credit Agreement and the Related Documents, and in any certificate, document of financial or other statement furnished at any time under of in connection with the Credit Agreement or any Related Document, are true and correct with the same effect as if made on and as of such date of Borrowing (except to the extent that such representations and warranties expressly relate to an earlier date);

         (b) no failure to perform any of its obligations under the Credit Agreement or any Related Document exists or shall result from such proposed Borrowing; and

         (c) each of the other conditions precedent set forth in Subsection 4.2 have been satisfied and complied with.

         Capitalized terms used but not defined shall have the respective meanings given to them in the Credit Agreement.

         Dated this                day of                   ,200_.
                    --------------        -----------------

                                       MEMBERWORKS INCORPORATED

                                        By:
                                            --------------------
                                      Name:
                                            --------------------
                                     Title:
                                            --------------------

                                                                     EXHIBIT B-2

                      Notice of Continuation or Conversion



                                                  ----------------,---

   LaSalle Bank National Association,
      as Agent
   135 S. LaSalle Street
   Chicago, Illinois  60603

   Attention:     Zennie Lynch
                  Facsimile No.: (312) 904-0409

         Re: Amended and Restated Credit Agreement dated as of March 25, 2004 (the "Agreement") among MemberWorks Incorporated (the "Company") and LaSalle Bank National Association, as Agent for the Lenders party thereto.


   Ladies and Gentlemen:

         Pursuant to Subsection 2.7 of the Agreement, the undersigned Company hereby gives you irrevocable notice that the Company requests the Conversion or Continuation of a Loan under the Agreement, and in that connection Company sets forth below the information relating to such Loan:

         Name of Company:
                                            ------------------------------

         Conversion/Continuation
         Date:                              ------------------------------

         Aggregate Principal
         Amount to be Converted or
         Continued                          ------------------------------

         Type of Loan (Base Rate,
         or Eurodollar Rate):
                                            ------------------------------

         Interest Period Duration:
         (For Eurodollar Rate Loans)        ------------------------------


         The undersigned officer on behalf of the Company hereby certifies that:

         (a) the representations and warranties contained in Article 5 of the Agreement are true and correct in all material respects on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

         (b) there does not exist any Default under the Agreement.

All capitalized terms used in this notice not otherwise defined herein shall have the same meaning as assigned to them in the Agreement.

                                          MEMBERWORKS INCORPORATED

                                            By:
                                                ------------------
                                          Name:
                                                ------------------
                                         Title:
                                                ------------------

                                                                       EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") dated as of ______________, _____ between ____________________________ ("Assignor") and
_______________________ ("Assignee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:


         WHEREAS, the Assignor is a party to an Amended and Restated Credit Agreement, dated as of March 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MemberWorks Incorporated, a Delaware corporation, the lenders parties thereto (including Assignor) (the "Lenders") and LaSalle Bank National Association, as agent (in such capacity, the "Agent") for such Lenders; and

         WHEREAS, the Assignee proposes to assume all of the rights and obligations of the Assignor under the Credit Agreement and the Related Documents in respect of the portion of the Assignor's Commitment and outstanding Loans, if any, under the Credit Agreement as set forth in Item 6(c) of Annex I (the "Assignee's Share").

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Assignment. Effective on the Assignment Effective Date (as defined below), the Assignor hereby assigns to the Assignee, without recourse and without representation or warranty (other than expressly provided herein), that dollar amount listed in Item 6(c) of Annex I hereto as the "Assignee's Share" (which shall be an amount permitted under Subsection 10.6(c) of the Credit Agreement) of the Assignor's rights, title, interest and obligations arising under the Credit Agreement and the Related Documents in respect of the Assignor's Commitment and Loans, including, without limitation (but subject to paragraph 4(a) hereof), in the case of the assignment of outstanding Loans, all rights of the Assignor with respect to the Assignee's Share of such outstanding Loans.

         2. Assumption. Effective on the Assignment Effective Date, the Assignee hereby assumes from the Assignor all of the Assignor's obligations arising under the Credit Agreement relating to the Assignee's Share. Effective on the Assignment Effective Date, the Assignor shall be released from all of its obligations under the Credit Agreement relating to the Assignee's Share pursuant to the terms of the Credit Agreement.

         3. Assignments; Participations. On and after the Assignment Effective Date, the Assignee may assign all or any part of the rights granted to it as an Assignee hereunder in accordance with the applicable provisions of Subsection 10.6(c) of the Credit Agreement. On and after the Assignment Effective Date, the Assignee may sell or grant participations in all or any part of the rights granted to it as an Assignee hereunder in accordance with the applicable provisions of Subsection 10.6(b) of the Credit Agreement.

         4.       Payment of Interest and Fees to Assignee.

                  (a) Interest is payable by the Company in respect of the Assignee's Share of the Loans at the rates set forth in Subsection 2.6 of the Credit Agreement. A facility fee is payable by the Company in respect of the Assignee's Commitment at the rate set forth in Subsection 3.1(c) of the Credit Agreement. All interest on any Loan attributable to the Assignee's Share and all facility fees attributable to the Assignee's Share, which, in each case, accrues on and after the Assignment Effective Date shall be paid directly to the Assignee. Notwithstanding anything to the contrary contained above, all payments with respect to the Assignee's Share made or accrued to but not including the Assignment Effective Date shall be for the account of the Assignor.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, if and when the Assignor receives or collects any payment of interest on any Loan attributable to the Assignee's Share or any payment of the facility fee attributable to the Assignee's Share which, in any such case, is required to be paid to the Assignee pursuant to clause (a) above, the Assignor shall distribute to the Assignee such payment but only to the extent such interest or facility fee accrued on or after the Assignment Effective Date.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, if and when the Assignee receives or collects any payment of interest on any Loan or any payment of the facility fee which, in any such case, is required to be paid to the Assignor pursuant to this paragraph 4, the Assignee shall distribute to the Assignor such payment.

         5. Payments on Assignment, Effective Date. In consideration of the assignment by the Assignor to the Assignee of the Assignee's Share, the Assignee agrees to pay to the Assignor on or prior to the Assignment Effective Date an amount specified by the Assignor in writing on or prior to the Assignment Effective Date.

        6. Effectiveness. The Assignment hereunder shall become effective on the date (the "Assignment Effective Date") on which (i) the Assignor and the Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of the Assignee, shall have delivered the same to the Assignor,
(ii) the Assignee shall have paid to the Assignor the amount described in paragraph 5 hereof, (iii) the Agent shall have signed a copy hereof, and (iv) the Assignor shall have paid to the Agent an assignment fee as provided in the Credit Agreement.

        7. Issuance of New Notes on the Assignment Effective Date. On or after the Assignment Effective Date, upon the request of the Assignor or the Assignee, a new Note will be issued to the Assignor and/or the Assignee, as the case may be. On the Assignment Effective Date, the Assignee shall be deemed a "Lender" for all purposes under the Credit Agreement and the Related Documents, and shall be subject to and shall benefit from all of the rights and obligations of a Lender under the Credit Agreement and the Related Documents, and the address of the Assignee for notice purposes shall be as set forth in Item 7 of Annex I hereto.

        8. Representations and Warranties. (a) Each of the Assignor and the Assignee represents and warrants to the other party that as of the date hereof:

                           (ii) it has full power and authority, and has taken
                    all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

                          (iii) the making and performance by it of this
                    Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                           (iv) this Agreement has been duly executed and
                    delivered by it and constitutes its legal, valid and binding obligation; and

                            (v) all approvals, authorizations, or other actions
                    by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

                  (d) The Assignor represents and warrants to the Assignee that the Assignee's Share is subject to no Liens created by the Assignor.

        9. Expenses. The Assignor and the Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

       10. Miscellaneous. (a) The Assignor shall not be responsible to the Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Agreement or Related Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Company to the Assignor or the Assignee in connection with the Credit Agreement or Related Documents and the transactions contemplated thereby. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Credit Agreement or any of the Related Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default.

                  (b) The Assignee represents and warrants that it (i) has made its own independent investigation, without reliance upon the Agent, the Assignor or any other Lender, of the financial condition and affairs of the Company in connection with this Agreement, the making of the Loans and the assignment of the Assignee's Share hereunder to the Assignee and (ii) has made and shall continue to make its own appraisal of the creditworthiness of the Company. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to the Assignee, whether by the transferor or by or on behalf of any other Person.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                  (d) No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                  (f) The Assignor may at any time or from time to time grant to others assignments or participations in its Commitment or Loans but not in the portions thereof sold as an assignment to the Assignee pursuant to this Agreement.

                  (g) All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its offices as designated in Item 8 of Annex I hereto, and, if payable to the Assignee, to the account of the Assignee, as designated in Item 8 of Annex I hereto.

                  (h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of the Assignee's Share, if assigned in the manner contemplated by the Credit Agreement and paragraph 3 hereof.

                  (i) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

                  (j) To the fullest extent they may effectively do so, the parties hereto agree that any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      --------------------------------------
                                      as Assignor

                                      By:
                                         -----------------------------------
                                                Name:
                                               Title:
                                                Date:

                                      --------------------------------------
                                      as Assignee

                                      By:
                                         -----------------------------------
                                                Name:
                                               Title:
                                               Date:



We hereby consent to the foregoing
assignment and acknowledge receipt
of notice thereof:

LASALLE BANK NATIONAL ASSOCIATION,
as Agent

By:
   -------------------------------------
    Name:
          ------------------------------
    Title:
          ------------------------------

                                     ANNEX I
                                       to
                       Assignment and Assumption Agreement


1. Company: MemberWorks Incorporated

2. Date of Credit Agreement: March 25, 2004

3. Assignor:

4. Assignee:

5. Date of Assignment and Assumption Agreement:

6. Assignee's Share:


                                                 (A)                  (B)
                                                                  Outstanding
                                              Commitment           Principal
                                                Amount              of Loans

(a)      Assignor's Amount                  $______________    $______________

(b)      Assignee's Commitment Percentage        _____%              ____%

(c)      Assignee's Share                   $______________    $______________

(d) Assignor's Commitment Percentage             _____%              ____%

7. Notice Instructions:

         Assignee:
         Attention:
         Telephone:
         Telecopier:
         Reference:

         Assignor:
         Attention:
         Telephone:
         Telecopier:
         Reference:

8.       Payment Instructions:

         Assignee:
         Assignor:
         Agent:

Accepted and Agreed:

-------------------------------,             -------------------------------,
as Assignee                                  as Assignor

By:                                          By:
   ---------------------------                  ----------------------------
         Name:                                        Name:
         Title:                                       Title:










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